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                                                              EXHIBIT 10(i)A(2)


                                                                 EXECUTION COPY


                       3-YEAR REVOLVING CREDIT AGREEMENT

                           DATED AS OF APRIL 8, 2002


                                     AMONG


                              ACUITY BRANDS, INC.,


                            THE SUBSIDIARY BORROWERS
                       FROM TIME TO TIME PARTIES HERETO,


                 THE LENDERS FROM TIME TO TIME PARTIES HERETO,


                      BANK ONE, NA (MAIN OFFICE CHICAGO),
                            AS ADMINISTRATIVE AGENT

                                      and

                              WACHOVIA BANK, N.A.
                              AS SYNDICATION AGENT



-------------------------------------------------------------------------------

                        BANC ONE CAPITAL MARKETS, INC.,
                     AS LEAD ARRANGER AND SOLE BOOK RUNNER

-------------------------------------------------------------------------------

                           SIDLEY AUSTIN BROWN & WOOD
                                 Bank One Plaza
                            10 South Dearborn Street
                            Chicago, Illinois 60603


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                               TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS............................................................................................1

         1.1.         Certain Defined Terms.......................................................................1

         1.2.         References.................................................................................20

         1.3.         Supplemental Disclosure....................................................................20


ARTICLE II  THE CREDITS..........................................................................................21

         2.1.         Commitment.................................................................................21

         2.2.         Swing Line Loans...........................................................................21

                  2.2.1.       Amount of Swing Line Loans........................................................21

                  2.2.2.       Borrowing Notice..................................................................21

                  2.2.3.       Making of Swing Line Loans........................................................21

                  2.2.4.       Repayment of Swing Line Loans.....................................................22

         2.3.         Required Payments; Termination.............................................................22

                  2.3.1.       Required Payments.................................................................23

                  2.3.2.       Termination.......................................................................23

         2.4.         Revolving Loans............................................................................23

         2.5.         Types of Advances..........................................................................23

         2.6.         Facility Fee; Utilization Fee; Reductions in Aggregate Commitment..........................23

                  2.6.1.       Facility Fee......................................................................23

                  2.6.2.       Utilization Fee...................................................................23

                  2.6.3.       Reductions in Aggregate Commitment................................................23

         2.7.         Minimum Amount of Each Advance.............................................................24

         2.8.         Optional Principal Payments................................................................24

         2.9.         Method of Selecting Types and Interest Periods for New Advances............................24

                  2.9.1.       Method of Selecting Types and Interest Periods for New Advances...................24

                  2.9.2.       Method of Borrowing...............................................................24

         2.10.        Conversion and Continuation of Outstanding Advances; No Conversion or Continuation
                      of Eurodollar Advances After Default.......................................................25

         2.11.        Changes in Interest Rate, etc..............................................................25

         2.12.        Rates Applicable After Default.............................................................26

         2.13.        Method of Payment..........................................................................26

         2.14.        Noteless Agreement; Evidence of Indebtedness...............................................26
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         2.15.        Telephonic Notices.........................................................................27

         2.16.        Interest Payment Dates; Interest and Fee Basis.............................................27

         2.17.        Notification of Advances, Interest Rates, Prepayments and Commitment Reductions............28

         2.18.        Lending Installations......................................................................28

         2.19.        Non-Receipt of Funds by the Administrative Agent...........................................28

         2.20.        Replacement of Lender......................................................................29

         2.21.        Facility LCs...............................................................................29

                  2.21.1.      Issuance; Transitional Facility LCs...............................................29

                  2.21.2.      Participations....................................................................30

                  2.21.3.      Notice............................................................................30

                  2.21.4.      LC Fees...........................................................................31

                  2.21.5.      Administration; Reimbursement by Lenders..........................................31

                  2.21.6.      Reimbursement by the Borrowers....................................................31

                  2.21.7.      Obligations Absolute..............................................................32

                  2.21.8.      Actions of LC Issuers.............................................................32

                  2.21.9.      Indemnification...................................................................33

                  2.21.10.     Lenders' Indemnification..........................................................33

                  2.21.11.     Facility LC Collateral Account....................................................33

                  2.21.12.     Rights as a Lender................................................................34

         2.22.        Subsidiary Borrowers.......................................................................34

         2.23.        Increase of Commitments....................................................................35

         2.24.        Interest...................................................................................37


ARTICLE III  YIELD PROTECTION; TAXES.............................................................................38

         3.1.         Yield Protection...........................................................................38

         3.2.         Changes in Capital Adequacy Regulations....................................................39

         3.3.         Availability of Types of Advances..........................................................40

         3.4.         Funding Indemnification....................................................................40

         3.5.         Taxes......................................................................................40

         3.6.         Lender Statements; Survival of Indemnity...................................................43

         3.7.         Mitigation of Obligations..................................................................43


ARTICLE IV  CONDITIONS PRECEDENT.................................................................................43

         4.1.         Initial Credit Extension...................................................................43

         4.2.         Each Credit Extension......................................................................45
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         4.3.         Initial Advance to Each New Subsidiary Borrower............................................45


ARTICLE V  REPRESENTATIONS AND WARRANTIES........................................................................46

         5.1.         Existence and Standing.....................................................................46

         5.2.         Authorization and Validity.................................................................46

         5.3.         No Conflict; Government Consent............................................................47

         5.4.         Financial Statements.......................................................................47

         5.5.         Material Adverse Change....................................................................47

         5.6.         Taxes......................................................................................47

         5.7.         Litigation and Contingent Obligations......................................................47

         5.8.         Subsidiaries...............................................................................48

         5.9.         Accuracy of Information....................................................................48

         5.10.        Regulation U...............................................................................48

         5.11.        Material Agreements........................................................................48

         5.12.        Compliance With Laws.......................................................................48

         5.13.        Ownership of Properties....................................................................48

         5.14.        ERISA; Foreign Pension Matters.............................................................49

         5.15.        Plan Assets; Prohibited Transactions.......................................................49

         5.16.        Environmental Matters......................................................................49

         5.17.        Investment Company Act.....................................................................50

         5.18.        Public Utility Holding Company Act.........................................................50

         5.19.        Insurance..................................................................................50

         5.20.        Solvency...................................................................................50


ARTICLE VI  COVENANTS............................................................................................50

         6.1.         Reporting..................................................................................50

         6.2.         Use of Proceeds............................................................................52

         6.3.         Notice of Default..........................................................................52

         6.4.         Conduct of Business........................................................................52

         6.5.         Taxes......................................................................................53

         6.6.         Insurance..................................................................................53

         6.7.         Compliance with Laws; Maintenance of Plans.................................................53

         6.8.         Maintenance of Properties..................................................................53

         6.9.         Inspection; Keeping of Books and Records...................................................53

         6.10.        Addition of Guarantors.....................................................................54
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                                      iii
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         6.11.        Subsidiary Indebtedness....................................................................54

         6.12.        Consolidations and Mergers; Permitted Acquisitions.........................................55

                  6.12.1.      Consolidations and Mergers........................................................55

                  6.12.2.      Permitted Acquisitions............................................................55

         6.13.        Liens......................................................................................56

         6.14.        Transactions with Affiliates...............................................................58

         6.15.        Financial Contracts........................................................................58

         6.16.        ERISA......................................................................................58

         6.17.        Environmental Compliance...................................................................59

         6.18.        Financial Covenants........................................................................59

                  6.18.1.      Maximum Leverage Ratio............................................................59

                  6.18.2.      Minimum Interest Expense Coverage Ratio...........................................59

ARTICLE VII  DEFAULTS............................................................................................60

         7.1.         Breach of Representations or Warranties....................................................60

         7.2.         Failure to Make Payments When Due..........................................................60

         7.3.         Breach of Covenants........................................................................60

         7.4.         Other Breaches.............................................................................60

         7.5.         Default as to Other Indebtedness...........................................................61

         7.6.         Voluntary Bankruptcy; Appointment of Receiver; Etc.........................................61

         7.7.         Involuntary Bankruptcy; Appointment of Receiver; Etc.......................................61

         7.8.         Judgments..................................................................................61

         7.9.         Unfunded Liabilities.......................................................................62

         7.10.        Other ERISA Liabilities....................................................................62

         7.11.        Environmental Matters......................................................................62

         7.12.        Change in Control..........................................................................62

         7.13.        Receivables Purchase Document Events.......................................................62

         7.14.        Guarantor Revocation.......................................................................63


ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.....................................................63

         8.1.         Acceleration...............................................................................63

         8.2.         Amendments.................................................................................63

         8.3.         Preservation of Rights.....................................................................64
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                                      iv
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ARTICLE IX  JOINT AND SEVERAL OBLIGATIONS........................................................................65

         9.1.         Joint and Several Liability................................................................65

         9.2.         Primary Obligation; Waiver of Marshalling..................................................65

         9.3.         Financial Condition of Borrowers...........................................................65

         9.4.         Continuing Liability.......................................................................65

         9.5.         Additional Waivers.........................................................................66

         9.6.         Settlements or Releases....................................................................66

         9.7.         No Election................................................................................66

         9.8.         Joint Loan Account.........................................................................66

         9.9.         Apportionment of Proceeds of Loans.........................................................67

         9.10.        The Administrative Agent, Lenders and LC Issuers Held Harmless.............................67

         9.11.        Borrowers' Integrated Operations...........................................................67


ARTICLE X  GENERAL PROVISIONS....................................................................................67

         10.1.        Survival of Representations................................................................67

         10.2.        Governmental Regulation....................................................................68

         10.3.        Headings...................................................................................68

         10.4.        Entire Agreement...........................................................................68

         10.5.        Several Obligations; Benefits of this Agreement............................................68

         10.6.        Expenses; Indemnification..................................................................68

         10.7.        Numbers of Documents.......................................................................69

         10.8.        Accounting.................................................................................69

         10.9.        Severability of Provisions.................................................................70

         10.10.       Nonliability of Lenders....................................................................70

         10.11.       Confidentiality............................................................................70

         10.12.       Lenders Not Utilizing Plan Assets..........................................................70

         10.13.       Nonreliance................................................................................71

         10.14.       Disclosure.................................................................................71

         10.15.       Subordination of Intercompany Indebtedness.................................................71


ARTICLE XI  THE AGENTS...........................................................................................72

         11.1.        Appointment; Nature of Relationship........................................................72

         11.2.        Powers.....................................................................................72

         11.3.        General Immunity...........................................................................73

         11.4.        No Responsibility for Loans, Recitals, etc.................................................73

         11.5.        Action on Instructions of Lenders..........................................................73
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         11.6.        Employment of Agents and Counsel...........................................................73

         11.7.        Reliance on Documents; Counsel.............................................................74

         11.8.        Agents' Reimbursement and Indemnification..................................................74

         11.9.        Notice of Default..........................................................................74

         11.10.       Rights as a Lender.........................................................................74

         11.11.       Lender Credit Decision.....................................................................75

         11.12.       Successor Agents...........................................................................75

         11.13.       Agent and Arranger Fees....................................................................75

         11.14.       Delegation to Affiliates...................................................................76

         11.15.       Release of Guarantors......................................................................76


ARTICLE XII  SETOFF; RATABLE PAYMENTS............................................................................76

         12.1.        Setoff.....................................................................................76

         12.2.        Ratable Payments...........................................................................76


ARTICLE XIII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..................................................77

         13.1.        Successors and Assigns; Designated Lenders.................................................77

                  13.1.1.      Successors and Assigns............................................................77

                  13.1.2.      Designated Lenders................................................................77

         13.2.        Participations.............................................................................78

                  13.2.1.      Permitted Participants; Effect....................................................78

                  13.2.2.      Voting Rights.....................................................................79

                  13.2.3.      Benefit of Setoff.................................................................79

         13.3.        Assignments................................................................................79

                  13.3.1.      Permitted Assignments.............................................................79

                  13.3.2.      Effect; Effective Date............................................................79

                  13.3.3.      The Register......................................................................80

         13.4.        Dissemination of Information...............................................................80

         13.5.        Tax Treatment..............................................................................81


ARTICLE XIV  NOTICES.............................................................................................81

         14.1.        Notices....................................................................................81

         14.2.        Change of Address..........................................................................81
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ARTICLE XV  COUNTERPARTS.........................................................................................81


ARTICLE XVI  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL........................................82

         16.1.        CHOICE OF LAW..............................................................................82

         16.2.        CONSENT TO JURISDICTION....................................................................82

         16.3.        WAIVER OF JURY TRIAL.......................................................................82
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EXHIBITS

Exhibit A   -     Forms of Opinions

Exhibit B   -     Form of Compliance Certificate

Exhibit C   -     Form of Assignment Agreement

Exhibit D   -     Form of Loan/Credit Related Money Transfer Instruction

Exhibit E   -     Form of Promissory Note (if requested)

Exhibit F   -     List of Closing Documents

Exhibit G   -     Form of Designation Agreement

Exhibit H   -     Form of Guaranty

Exhibit I   -     Form of Assumption Letter

Exhibit J   -     Form of Commitment and Acceptance


                                   SCHEDULES

Pricing Schedule

Commitment Schedule

Schedule 1.1      -        Subsidiary Borrowers

Schedule 2.21     -        Transitional Letters of Credit

Schedule 5.5      -        Certain Disclosures

Schedule 5.8      -        Subsidiaries

Schedule 5.16     -        Environmental Matters

Schedule 6.11     -        Existing Indebtedness

Schedule 6.13     -        Existing Liens

                       3-YEAR REVOLVING CREDIT AGREEMENT

         This 3-Year Revolving Credit Agreement, dated as of April 8, 2002, is among ACUITY BRANDS, INC., a Delaware corporation, ACUITY LIGHTING GROUP, INC., a Delaware corporation, ACUITY SPECIALTY PRODUCTS GROUP, INC., a Delaware corporation, and one or more other Subsidiary Borrowers from time to time parties hereto (whether now existing or hereafter formed), the institutions from time to time parties hereto as Lenders (whether by execution of this Agreement or an assignment pursuant to Section 13.3), BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, as Swing Line Lender, LC Issuer and Administrative Agent, and WACHOVIA BANK, N.A., as Syndication Agent. The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         1.1.     CERTAIN DEFINED TERMS. As used in this Agreement:

         "ACCOUNTING CHANGES" is defined in Section 10.8 hereof.

         "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power) of the outstanding ownership interests of a partnership, limited liability company or any Person.

         "ADMINISTRATIVE AGENT" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article XI.

         "ADVANCE" means a borrowing hereunder consisting of the aggregate amount of several Loans (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term "Advance" shall include Swing Line Loans unless otherwise expressly provided.

         "AFFECTED LENDER" is defined in Section 2.20.

         "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of any class of voting securities (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

         "AGENT" means any of the Administrative Agent or the Syndication Agent, as appropriate, and "Agents" means, collectively, the Administrative Agent and the Syndication Agent.

         "AGGREGATE COMMITMENT" means the aggregate of the Commitments of all the Lenders, as may be adjusted from time to time pursuant to the terms hereof. The initial Aggregate Commitment is One Hundred Two Million Five Hundred Thousand and 00/100 Dollars ($102,500,000).

         "AGGREGATE OUTSTANDING CREDIT EXPOSURE" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

         "AGREEMENT" means this 3-Year Revolving Credit Agreement, as it may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

         "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect in the United States from time to time, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 5.4; provided, however, that except as provided in Section 10.8, with respect to the calculation of financial ratios and other financial tests required by this Agreement, "Agreement Accounting Principles" means generally accepted accounting principles as in effect in the United States as of the Closing Date, applied in a manner consistent with that used in preparing the financial statements of the Company referred to in Section 5.4 hereof.

         "ALTERNATE BASE RATE" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and
(ii) the sum of (a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

         "APPLICABLE FACILITY FEE RATE" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment at such time as set forth in the Pricing Schedule.

         "APPLICABLE MARGIN" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "APPLICABLE UTILIZATION FEE RATE" means, at any time, the percentage rate per annum at which Utilization Fees accrue on the Aggregate Outstanding Credit Exposure at such time as set forth in the Pricing Schedule.

         "ARRANGER" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "ARTICLE" means an article of this Agreement unless another document is specifically referenced.

         "ASSIGNMENT AGREEMENT" is defined in Section 13.3.1.

         "ASSUMPTION LETTER" means a letter of a Subsidiary of the Company addressed to the Administrative Agent and the Lenders, and acknowledged by the Administrative Agent, in substantially the form of Exhibit I hereto, pursuant to which such Subsidiary agrees to become a "Subsidiary Borrower" and agrees to be bound by the terms and conditions hereof.

         "AUTHORIZED OFFICER" means any of the chief executive officer, president, chief operating officer, chief financial officer, or treasurer of the Company, acting singly.

         "AVAILABLE AGGREGATE COMMITMENT" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

         "BANK ONE" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "BORROWER" means, as applicable, any of the Company or any of the Subsidiary Borrowers, together with their respective permitted successors and assigns, and "BORROWERS" means, collectively, the Company and the Subsidiary Borrowers.

         "BORROWING DATE" means a date on which an Advance is made hereunder.

         "BORROWING NOTICE" is defined in Section 2.9.1.

         "BUSINESS DAY" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "BUYING LENDER" is defined in Section 2.23.2.

         "CAPITALIZED LEASE" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a

Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "CASH EQUIVALENT INVESTMENTS" means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any investment grade commercial bank having, or which is the principal banking subsidiary of an investment grade bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having capital, surplus and undivided profits aggregating in excess of $500,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than ninety (90) days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, provided that such repurchase obligations are secured by a first priority security interest in such underlying securities which have, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations,
(iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 by S&P or P-1 by Moody's and in each case maturing not more than 270 days after the date of acquisition by such Person, (v) investments in money market funds substantially all of the assets of which are comprised of securities of the types described in clauses (i) through (iv) above, and (vi) demand deposit accounts maintained in the ordinary course of business.

         "CHANGE" is defined in Section 3.2.

         "CHANGE IN CONTROL" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of thirty percent (30%) or more of the outstanding shares of voting stock of the Company; or (ii) the majority of the Board of Directors of the Company fails to consist of Continuing Directors.

         "CLOSING DATE" means April 8, 2002.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any rule or regulation issued thereunder.

         "COLLATERAL SHORTFALL AMOUNT" means, as of any date of determination, an amount equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations in accordance with the terms and conditions of this Agreement.

         "COMBINED BALANCE SHEETS" means the audited combined balance sheets of the Company and its Subsidiaries as of August 31, 2001, a copy of which is attached to the Form 10.

         "COMBINED COMMITMENT" means the sum of (i) the Aggregate Commitment hereunder plus (ii) the "Aggregate Commitment" under and as defined in the 364-Day Credit Agreement.

         "COMBINED UTILIZED AMOUNT" means, for any date, the sum of (i) the Aggregate Outstanding Credit Exposure as of such date, plus (ii) the "Aggregate Outstanding Credit Exposure" as of such date under (and as defined in) the 364-Day Credit Agreement.

         "COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, a Borrower in an aggregate amount not exceeding the amount set forth on the Commitment Schedule or in an Assignment Agreement executed pursuant to Section 13.3, as it may be modified as a result of any assignment that has become effective pursuant to Section 13.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

         "COMMITMENT INCREASE NOTICE" is defined in Section 2.23.1.

         "COMMITMENT SCHEDULE" means the Schedule identifying each Lender's Commitment as of the Closing Date attached hereto and identified as such.

         "COMPANY" means Acuity Brands, Inc., a Delaware corporation, and its permitted successors and assigns (including, without limitation, a debtor-in-possession on its behalf).

         "CONSOLIDATED NET INCOME" means, with reference to any period, the net after-tax income (or loss) of the Company and its Subsidiaries calculated on a consolidated basis for such period determined in accordance with Agreement Accounting Principles, excluding minority interests and including only dividends actually received by the Company from any entity which is not a Subsidiary.

         "CONSOLIDATED NET WORTH" means at any time the consolidated stockholders' equity of the Company and its Subsidiaries calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

         "CONSOLIDATED TOTAL ASSETS" means the total amount of all assets of the Company and its consolidated Subsidiaries, and including amounts attributable to minority interests in Affiliates of the Company to the extent deducted in calculating the Consolidated Total Assets of the Company and its Subsidiaries but only to the extent such Affiliate shall be a Guarantor hereunder, calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

         "CONTINUING DIRECTOR" means, with respect to any Person as of any date of determination, any member of the board of directors of such Person who (i) was a member of such board of directors on the Closing Date, or (ii) was nominated for election or elected to such board of directors with the approval of the required majority of the Continuing Directors who were members of such board at the time of such nomination or election; provided that any individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

         "CONTRACTUAL OBLIGATION" means, for any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

         "CONTROLLED GROUP" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.10.

         "CREDIT EXTENSION" means the making of an Advance or the issuance of a Facility LC hereunder.

         "CREDIT EXTENSION DATE" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "DEFAULT" means an event described in Article VII.

         "DESIGNATED LENDER" means, with respect to each Designating Lender, each Eligible Designee designated by such Designating Lender pursuant to
Section 13.1.2.

         "DESIGNATING LENDER" means, with respect to each Designated Lender, the Lender that designated such Designated Lender pursuant to Section 13.1.2.

         "DESIGNATION AGREEMENT" is defined in Section 13.1.2.

         "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Facility Termination Date.

         "DOL" means the United States Department of Labor and any successor department or agency.

         "DOLLARS" and "$" means the lawful currency of the United States of America.

         "DOMESTIC SUBSIDIARY" means a Subsidiary of the Company organized under the laws of a jurisdiction located in the United States of America.

         "EBIT" means, for any period for the Company and its consolidated Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of
(i) Net Income, plus (ii) Interest Expense to the extent deducted in computing Net Income, plus (iii) charges against income for foreign, federal, state and local taxes to the extent deducted in computing Net Income, plus (iv) any other non-recurring non-cash charges to the extent deducted in computing Net Income, minus (v) any non-recurring non-cash credits to the extent added in computing Net Income.

         "EBITDA" means, for any period for the Company and its consolidated Subsidiaries, the sum of the amounts for such period, without duplication, calculated in each case in accordance with Agreement Accounting Principles, of
(i) EBIT, plus (ii) depreciation expense to the extent deducted in computing Net Income, plus (iii) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income.

         "EFFECTIVE COMMITMENT AMOUNT" is defined in Section 2.23.1.

         "ELIGIBLE DESIGNEE" means a special purpose corporation, partnership, trust, limited partnership or limited liability company that is administered by a Lender or an Affiliate of a Lender and (i) is organized under the laws of the United States of America or any state thereof, (ii) is engaged primarily in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or the equivalent thereof by Moody's.

         "ENVIRONMENTAL LAWS" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

         "EURODOLLAR ADVANCE" means an Advance which, except as otherwise provided in Section 2.12, bears interest at a Eurodollar Rate requested by a Borrower pursuant to Sections 2.9 and 2.10.

         "EURODOLLAR BASE RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in Dollars as reported as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period by any other generally recognized financial information service selected by the Administrative Agent, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One or one of its affiliate bank offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "EURODOLLAR LOAN" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at a Eurodollar Rate requested by a Borrower pursuant to Sections 2.9 and 2.10.

         "EURODOLLAR RATE" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

         "EXCLUDED TAXES" means, in the case of each Lender or applicable Lending Installation and each Agent, taxes imposed on its overall net income, and franchise or branch office taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or Agent is incorporated or organized or any political combination or subdivision or taxing authority thereof or (ii) the jurisdiction in which such Agent's or Lender's principal executive office or such Lender's applicable Lending Installation is located or in which, other than as a result of the transaction evidenced by this Agreement, such Agent or Lender otherwise is, or at any time was, engaged in business (or any political combination or subdivision or taxing authority thereof).

         "EXHIBIT" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "EXISTING CREDIT AGREEMENT" means that certain 364-Day Revolving Credit Agreement dated as of October 3, 2001 among the Company (formerly known as L & C Spinco, Inc.), the subsidiary borrowers parties thereto, the lenders parties thereto, and Bank One, NA, as administrative agent, as the same has been amended, restated, supplemented or otherwise modified from time to time.

         "FACILITY FEE" is defined in Section 2.6.1.

         "FACILITY LC" is defined in Section 2.21.1.

         "FACILITY LC APPLICATION" is defined in Section 2.21.3.

         "FACILITY LC COLLATERAL ACCOUNT" is defined in Section 2.21.11.

         "FACILITY TERMINATION DATE" means April 7, 2005.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

         "FINANCIAL CONTRACT" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, interest rate swap or exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency, interest rate options puts or warrants.

         "FLOATING RATE" means, for any day, a rate per annum equal to the sum of (i) Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes plus (ii) the then Applicable Margin, changing as and when the Applicable Margin changes.

         "FLOATING RATE ADVANCE" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "FLOATING RATE LOAN" means a Loan or portion thereof, which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

         "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA for which the Company or any member of its Controlled Group is a sponsor or administrator and which (i) is maintained or contributed to for the benefit of employees of the Company, any of its respective Subsidiaries or any member of its Controlled Group, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

         "FOREIGN SUBSIDIARY" means a Subsidiary of the Company which is not a Domestic Subsidiary.

         "FORM 10" means the Form 10 General Report for Registration of Securities Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 filed on July 3, 2001 by the Company (File No. 0001144215) with the Commission in connection with the Spin-Off, together with all exhibits and appendices thereto, as amended prior to the Closing Date.

         "GUARANTOR" means the Company and each Material Subsidiary of the Company (other than an SPV) that is a Domestic Subsidiary as of the Closing Date and each other Subsidiary that has become a guarantor of the Obligations hereunder in accordance with the terms of Section 6.10.

         "GUARANTY" means that certain Guaranty (and any and all supplements thereto) executed from time to time by each Guarantor (other than the Company) in favor of the Administrative Agent for the benefit of itself and the Lenders, in substantially the form of Exhibit H attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

         "INDEBTEDNESS" of a Person means, without duplication, (a) Indebtedness For Borrowed Money and (b) any other obligation or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person (other than current accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade).

         "INDEBTEDNESS FOR BORROWED MONEY" of a Person means, without duplication, (a) the obligations of such Person (i) for borrowed money or which has been incurred in connection with the acquisition of property or assets (other than current accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (ii) under or with respect to notes payable and drafts accepted which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person, (iii) constituting reimbursement obligations with respect to letters of credit issued for the account of such Person or (iv) for the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (b) the Indebtedness For Borrowed Money of others, whether or not assumed, secured by Liens on property of such Person or payable out of the proceeds of, or production from, property or assets now or hereafter owned or acquired by such Person, (c) the Capitalized Lease Obligations of such Person,
(d) the obligations of such Person under guaranties by such Person of any Indebtedness For Borrowed Money (other than obligations for borrowed money incurred to finance the purchase of property leased to such Person pursuant to a Capitalized Lease of such Person) of any other Person, (e) all Receivable Facility Attributed Indebtedness of such Person, (f) all Off-Balance Sheet Liabilities of such Person, and (g) all Disqualified Stock.

         "INTEREST EXPENSE" means, for any period for any group of Persons, the total gross interest expense of such group of Persons, whether paid or accrued, including, without duplication, the interest component of Capitalized Leases, commitment and letter of credit fees, the discount or implied interest component of Off-Balance Sheet Liabilities, capitalized interest expense, pay-in-kind interest expense, amortization of debt discount and net payments (if any) pursuant to Financial Contracts relating to interest rate protection, all as determined on a consolidated basis in conformity with Agreement Accounting Principles.

         "INTEREST EXPENSE COVERAGE RATIO" is defined in Section 6.18.2.

         "INTEREST PERIOD" means, with respect to a Eurodollar Advance, a period of seven days or one, two, three or six months or such other period agreed to by the Lenders and the Borrowers, commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement. Such Interest Period shall end on but exclude the day which corresponds numerically to such date seven days or one, two, three or six months or such other agreed upon period thereafter, provided, however, that if there is no such numerically corresponding day in such seventh day or next, second, third or sixth succeeding month or such other succeeding period, such Interest Period shall end on the last Business Day of such seventh day or next, second, third or sixth succeeding month or such other succeeding period. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "IRS" means the United States Internal Revenue Service and any successor agency.

         "LC FEE" is defined in Section 2.21.4.

         "LC ISSUER" means Bank One (or any Affiliate of Bank One designated by Bank One) or any of the other Lenders, as applicable, in its respective capacity as issuer of Facility LCs hereunder.

         "LC OBLIGATIONS" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount of all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC PAYMENT DATE" is defined in Section 2.21.5.

         "LENDERS" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lender" includes Bank One in its capacity as Swing Line Lender.

         "LENDER INCREASE NOTICE" is defined in Section 2.23.1.

         "LENDING INSTALLATION" means, with respect to a Lender or the Agents, the office, branch, subsidiary or affiliate of such Lender or Agent listed on the signature pages hereof, or on the administrative information sheets provided to the Administrative Agent in connection herewith, or on a Schedule or otherwise selected by such Lender or Agent pursuant to Section 2.18.

         "LEVERAGE RATIO" is defined in Section 6.18.1.

         "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement, and, in the case of stock, stockholders agreements, voting trust agreements and all similar arrangements).

         "LOAN" means a Revolving Loan or a Swing Line Loan, as applicable.

         "LOAN DOCUMENTS" means this Agreement, the Facility LC Applications, the Guaranty, each Assumption Letter executed hereunder, and all other documents, instruments, notes (including any Notes issued pursuant to Section
2.14 (if requested)) and agreements executed in connection herewith or therewith or contemplated hereby or thereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, financial condition, operations or properties of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company or any of its Subsidiaries to perform its respective obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agents, the LC Issuers or the Lenders thereunder.

         "MATERIAL INDEBTEDNESS" is defined in Section 7.5.

         "MATERIAL SUBSIDIARY" means each Borrower (other than the Company) and any other Subsidiary of the Company that at any time has (i) assets with a total book value equal to or greater than five percent (5%) of the aggregate book value of the Consolidated Total Assets of the Company and its Subsidiaries or (ii) Consolidated Net Worth that is equal to or greater than five percent (5%) of the Consolidated Net Worth of the Company and its Subsidiaries, or (iii) assets that contributed five percent (5%) or more of the Company's Consolidated Net Income, in each case as reported in the most recent annual audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery of the first of such annual audited financial statements, as reported in the Combined Balance Sheets).

         "MODIFY" AND "MODIFICATION" are defined in Section 2.21.1.

         "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

         "MOODY'S RATING" is defined in the Pricing Schedule.

         "MULTIEMPLOYER PLAN" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of its Controlled Group is a party to which more than one employer is obligated to make contributions.

         "NET INCOME" means, for any period for any group of Persons, the net earnings (or loss) after taxes of such group of Persons on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

         "NON-U.S. LENDER" is defined in Section 3.5(iv).

         "NOTE" is defined in Section 2.14.

         "NSI" means National Service Industries, Inc., a Delaware corporation.

         "OBLIGATIONS" means all Loans, Reimbursement Obligations, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to any of the Agents, any LC Issuer, any Lender, the Arranger, any affiliate of the Agents, any LC Issuer, or any Lender, the Arranger, or any indemnitee under the provisions of Section 10.6 or any other provisions of the Loan Documents, in each case of any kind or nature, present or future, arising under this Agreement or any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, foreign exchange risk, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to the Company or any of its Subsidiaries under this Agreement or any other Loan Document.

         "OFF-BALANCE SHEET LIABILITY" of a Person means (i) Receivables Facility Attributed Indebtedness and any repurchase obligation or liability of such Person or any of its Subsidiaries with respect to Receivables or notes receivable sold by such Person or any of its Subsidiaries (calculated to include the unrecovered investment of purchasers or transferees of Receivables or any other obligation of the Company or such transferor to purchasers/transferees of interests in

Receivables or notes receivable or the agent for such purchasers/transferees),
(ii) any liability under any sale and leaseback transaction which is not a Capitalized Lease, (iii) any liability under any financing lease or Synthetic Lease or "tax ownership operating lease" transaction entered into by such Person, including any Synthetic Lease Obligations, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

         "OPERATING LEASE" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "ORIGINATOR" means the Company and/or any of its Subsidiaries in their respective capacities as parties to any Receivables Purchase Documents, as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transfer.

         "OTHER TAXES" is defined in Section 3.5(ii).

         "OUTSTANDING CREDIT EXPOSURE" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Revolving Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the obligations to purchase participations in Swing Line Loans, plus (iii) an amount equal to its Pro Rata Share of the LC Obligations at such time.

         "PARTICIPANTS" is defined in Section 13.2.1.

         "PAYMENT DATE" means the last day of each March, June, September and December and the Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PERFORMANCE LC" means a Facility LC that is a documentary letter of credit which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Company or a Subsidiary in the ordinary course of business.

         "PERMITTED ACQUISITION" is defined in Section 6.12.2.

         "PERMITTED LIENS" means the Liens expressly permitted under clauses
(i) through (xv) of Section 6.13.

         "PERMITTED RECEIVABLES TRANSFER" means (i) a sale or other transfer by an Originator to a SPV of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (ii) a sale or other transfer (including the grant of Liens) by a SPV to (a) purchasers of, lenders on or other investors in such Receivables and Related Security (or interests therein) or (b) any other Person (including a SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security (or interests therein including Liens), in each case pursuant to and in accordance with the terms of the Receivables Purchase Documents.

         "PERMITTED REFINANCING INDEBTEDNESS" means any replacement, renewal, refinancing or extension of any Indebtedness permitted by this Agreement that
(i) does not exceed the aggregate principal amount (plus accrued interest and any applicable premium and associated fees and expenses) of the Indebtedness being replaced, renewed, refinanced or extended, (ii) does not have a Weighted Average Life to Maturity at the time of such replacement, renewal, refinancing or extension that is less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced or extended, and (iii) does not rank at the time of such replacement, renewal, refinancing or extension senior to the Indebtedness being replaced, renewed, refinanced or extended.

         "PERSON" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" means an employee benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of its Controlled Group may have any liability.

         "PRICING SCHEDULE" means the Schedule identifying the Applicable Margin, Applicable Facility Fee Rate and Applicable Utilization Rate attached hereto identified as such.

         "PRIME RATE" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "PROPOSED NEW LENDER" is defined in Section 2.23.1.

         "PRO RATA SHARE" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) and the denominator of which is the Aggregate Commitment at such time, or, if the Aggregate Commitment has been terminated, a fraction the numerator of which is such Lender's Outstanding Credit Exposure at such time and the denominator of which is the sum of the Aggregate Outstanding Credit Exposure at such time.

         "PURCHASE PRICE" means the total consideration and other amounts payable in connection with any Acquisition, including, without limitation, any portion of the consideration payable in cash, all Indebtedness, liabilities and contingent obligations incurred or assumed in connection with such Acquisition and all transaction costs and expenses incurred in connection with such Acquisition, but exclusive of the value of any Capital Stock or other equity interests of the Company or any Subsidiary issued as consideration for such Acquisition.

         "PURCHASERS" is defined in Section 13.3.1.

         "RECEIVABLE(S)" means and includes all of applicable Originator's or SPV's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of such Originator or SPV, as applicable, to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security, contracts, books and records, and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

         "RECEIVABLES AND RELATED SECURITY" means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Transfer.

         "RECEIVABLES FACILITY ATTRIBUTED INDEBTEDNESS" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

         "RECEIVABLES FACILITY FINANCING COSTS" means such portion of the cash fees, service charges, and other costs, as well as all collections or other amounts retained by purchasers of receivables pursuant to a receivables purchase facility, which are in excess of amounts paid to the Company and its consolidated Subsidiaries under any receivables purchase facility for the purchase of receivables pursuant to such facility and are the equivalent of the interest component of the financing if the transaction were characterized as an on-balance sheet transaction.

         "RECEIVABLES PURCHASE DOCUMENTS" means any series of receivables purchase or sale, credit or servicing agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which an Originator or Originators sell or transfer to SPVs all of their respective right, title and interest in and to certain Receivables and Related Security for further sale or transfer (or granting of Liens) to other purchasers of or investors in such assets or interests therein (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented or otherwise modified from time to time, or any replacement or substitution therefor.

         "RECEIVABLES PURCHASE FINANCING" means any financing consisting of a securitization facility made available to the Company or any of its consolidated Subsidiaries, whereby the Receivables and Related Security (or interests therein) of the Originators are transferred to one or more SPVs, and thereafter to certain investors (or are used as collateral to enable one or more SPVs to obtain loans from certain investors), pursuant to the terms and conditions of the Receivables Purchase Documents.

         "REDEEMABLE PREFERRED STOCK" means, for any Person, any preferred stock issued by such Person which is at any time prior to the Facility Termination Date either (i) mandatorily redeemable (by required sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks, non-banks and non-broker lenders for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

         "REIMBURSEMENT OBLIGATIONS" means with respect to any LC Issuer, at any time, the aggregate of all obligations of the Borrowers then outstanding under Section 2.21 to reimburse such LC Issuer for amounts paid by such LC Issuer in respect of any one or more drawings under Facility LCs issued by such LC Issuer; or, as the context may require, all such Reimbursement Obligations then outstanding to reimburse all of the LC Issuers.

         "REPORTABLE EVENT" means a reportable event, as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "REQUIRED LENDERS" means Lenders in the aggregate having fifty-one percent (51%) or more of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding fifty-one percent (51%) or more of the Aggregate Outstanding Credit Exposure.

         "RESERVE REQUIREMENT" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on "Eurocurrency liabilities" (as defined in Regulation D).

         "REVOLVING LOAN" means, with respect to a Lender, such Lender's loan made pursuant to its commitment to lend set forth in Section 2.1 (and any conversion or continuation thereof).

         "RISK BASED CAPITAL GUIDELINES" is defined in Section 3.2.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "S&P RATING" is defined in the Pricing Schedule.

         "SCHEDULE" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "SECTION" means a numbered section of this Agreement, unless another document is specifically referenced.

         "SELLING LENDER" is defined in Section 2.23.2.

         "SETTLEMENT DATE" is defined in Section 2.23.2.

         "SINGLE EMPLOYER PLAN" means a Plan maintained by the Company or any member of its Controlled Group for employees of the Company or any member of its Controlled Group.

         "SOLVENT" means, when used with respect to any Person, that at the time of determination:

         (i) the fair value of its assets (both at fair valuation and at present fair saleable value) is equal to or in excess of the total amount of its liabilities, including, without limitation, contingent liabilities; and

         (ii) it is then able and expects to be able to pay its debts as they mature; and

         (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         With respect to contingent liabilities (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the amount which can be reasonably be expected to become an actual or matured liability.

         "SPIN-OFF" means the distribution by NSI to its stockholders in a tax-free transaction of all of the outstanding capital stock of the Company pursuant to which the Company became a separate publicly-held corporation owned directly by the stockholders of NSI to whom such distribution was made.

         "SPIN-OFF TRANSACTIONS" means the series of transactions contemplated by and described in the Form 10, including, but not limited to the Spin-Off.

         "SPV" means any special purpose entity established for the purpose of purchasing receivables in connection with a Receivables Purchase Financing permitted under the terms of this Agreement.

         "STANDBY LC" means any Facility LC other than a Performance LC.

         "STOCKHOLDERS' EQUITY" means, at any time, the shareholders' equity of the Company and its consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Company and its consolidated Subsidiaries delivered pursuant to Section 6.1(i) and (ii), as applicable, but excluding any Redeemable Preferred Stock of the Company or any of its consolidated Subsidiaries.

         "SUBSIDIARY" of a Person means (i) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

         "SUBSIDIARY BORROWER" means each of the Company's Subsidiaries listed on Schedule 1.1, and any other Subsidiaries of the Company duly designated by the Company pursuant to Section 2.22 to request Credit Extensions hereunder, which Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.22 and such other documents as may be required pursuant to this Agreement, in each case, together with its respective successors and assigns, including a debtor-in-possession on behalf of such Subsidiary Borrower.

         "SUBSTANTIAL PORTION" means, with respect to the Property of the Company and its Subsidiaries, Property which (i) represents more than twenty percent (20%) of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statements of the Company and its Subsidiaries as at the end of the four fiscal quarter period ending with the fiscal quarter immediately prior to the fiscal quarter in which such determination is made, or (ii) is responsible for providing more than twenty percent (20%) of the Consolidated Net Income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "SWING LINE BORROWING NOTICE" is defined in Section 2.2.2.

         "SWING LINE COMMITMENT" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $20,000,000 at any one time outstanding.

         "SWING LINE LENDER" means Bank One or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

         "SWING LINE LOAN" means a Loan made available to the Borrowers by the Swing Line Lender pursuant to Section 2.2.

         "SYNDICATION AGENT" means Wachovia Bank, N.A. in its capacity as the syndication agent for the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Syndication Agent appointed pursuant to Article XI.

         "SYNTHETIC LEASE" means any so-called "synthetic", off-balance sheet or tax retention lease, or any other agreement for the use or possession of property creating obligations that are not treated as a capital lease under Agreement Accounting Principles, but that is treated as a financing under the Code.

         "SYNTHETIC LEASE OBLIGATIONS" means, collectively, the payment obligations of the Company or any of its Subsidiaries pursuant to a Synthetic Lease.

         "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "364-DAY CREDIT AGREEMENT" means that certain 364-Day Revolving Credit Agreement, dated as of April 8, 2002, by and among the Company, the subsidiary borrowers parties thereto, the lenders parties thereto, and Bank One, NA, as administrative agent, as the same may be amended, restated, supplemented or otherwise modified and as in effect from time to time.

         "TRANSACTION DOCUMENTS" means the Loan Documents and the documents executed and delivered by NSI, the Company or any of their respective Subsidiaries in connection with the Spin-Off, including, without limitation, the Form 10.

         "TRANSFEREE" is defined in Section 13.4.

         "TYPE" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "UTILIZATION FEE" is defined in Section 2.6.2.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

         "WHOLLY-OWNED SUBSIDIARY" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled; provided that in the case of clause (i) or (ii) above, there shall be excluded (x) directors' qualifying shares, (y) nominal ownership interests in Foreign Subsidiaries required to be held by third parties under the laws of the foreign jurisdiction in which such Foreign Subsidiary is organized, or (z) Disqualified Stock or Redeemable Preferred Stock.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

         Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with Agreement Accounting Principles.

         1.2. REFERENCES. Any references to the Company's Subsidiaries shall not in any way be construed as consent by the Administrative Agent or any Lender to the establishment, maintenance or acquisition of any Subsidiary, except as may otherwise be permitted hereunder. All representations and warranties made on and as of the Closing Date with respect to the Borrowers shall also be and be deemed to include a reference to the Borrowers after taking into effect the consummation of the Spin-Off.

         1.3. SUPPLEMENTAL DISCLOSURE. At any time at the reasonable request of the Administrative Agent (which shall not be done more frequently than on a quarterly basis in the absence of a Default) and at such additional times as the Company determines, the Company shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the Closing Date, would have been required to be set forth as an exception to such representation or which is necessary to correct any information in such representation which has been rendered materially inaccurate thereby. Notwithstanding that any such supplement to such representation may disclose the existence or occurrence of events, facts or circumstances which are either prohibited by the terms of this Agreement or any other Loan Documents or which result in the material breach of any representation or warranty, such supplement to such representation shall not be deemed either an amendment thereof or a waiver of such breach unless expressly consented to in writing by Administrative Agent and the requisite number of Lenders under Section 8.2, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

                                  ARTICLE II

                                  THE CREDITS

         2.1. Commitment. From and including the Closing Date and prior to the Facility Termination Date, upon the satisfaction of the conditions precedent set forth in Section 4.1, 4.2 and 4.3, as applicable, each Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrowers in Dollars and (ii) participate in Facility LCs issued upon the request of the Borrowers in Dollars, from time to time in amounts not to exceed in the aggregate at any one time outstanding of its Pro Rata Share of the Available Aggregate Commitment; provided that at no time shall the Aggregate Outstanding Credit Exposure hereunder exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Revolving Loans at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire automatically on the Facility Termination Date. The LC Issuers will issue Facility LCs hereunder on the terms and conditions set forth in
Section 2.21.

         2.2.     Swing Line Loans.

         2.2.1. Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 and 4.3 as well, from and including the Closing Date and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans, in Dollars, to the Borrowers from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Credit Exposure shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender's share of the obligations to participate in the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, exceed the Swing Line Lender's Commitment at such time. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

         2.2.2. Borrowing Notice. The applicable Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a "SWING LINE BORROWING NOTICE") not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $1,000,000 and integral multiples of $500,000 in excess thereof. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the sum of (a) the Alternate Base Rate or such other rate as shall be agreed to by the Swing Line Lender and the applicable Borrower plus (b) the then Applicable Margin for Floating Rate Loans, changing as and when the Applicable Margin changes.

         2.2.3. Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Administrative Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XIV. The Administrative Agent will promptly make the funds so received from the Swing Line Lender available to the applicable Borrower on the Borrowing Date at the Administrative Agent's aforesaid address.

         2.2.4. Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrowers on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender
(i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than 12:00 noon (Chicago time) on the date of any notice received pursuant to this Section 2.2.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIV. Revolving Loans made pursuant to this Section 2.2.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.10 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1, 4.2 or 4.3 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.2.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of any Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrowers shall repay in full the outstanding principal balance of the Swing Line Loans.

         2.3.     Required Payments; Termination.

         2.3.1. Required Payments. This Agreement shall be effective until the Facility Termination Date. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

         2.3.2. Termination. Notwithstanding the termination of this Agreement on the Facility Termination Date, until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrowers and the Lenders hereunder and under the other Loan Documents shall have been terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Administrative Agent shall be entitled to retain its security interest in and to all existing and future collateral (if any).

         2.4. Revolving Loans. Each Advance hereunder (other than any Swing Line Loan) shall consist of Revolving Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.5. Types of Advances. The Advances may be Revolving Loans consisting of Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the applicable Borrower in accordance with Sections 2.9 and 2.10, or Swing Line Loans selected by the applicable Borrower in accordance with Section 2.2.

         2.6.     Facility Fee; Utilization Fee; Reductions in Aggregate
Commitment.

         2.6.1. Facility Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Lender a facility fee (the "FACILITY FEE") at a per annum rate equal to the Applicable Facility Fee Rate on the average daily amount of such Lender's Commitment (regardless of usage) (or, from and after the Facility Termination Date, such Lender's average daily Outstanding Credit Exposure) from and including the Closing Date to and including the date on which this Agreement is terminated in full and all Obligations hereunder have been paid in full pursuant to Section 2.3, payable quarterly in arrears on each Payment Date hereafter and until all Obligations hereunder have been paid in full.

         2.6.2. Utilization Fee. If the Combined Utilized Amount exceeds thirty-three and one-third percent (33 1/3%) of the Combined Commitment hereunder (or, if all or any part of the Combined Commitment has been terminated, the Combined Commitment in effect immediately prior to such termination), the Borrowers will pay to the Administrative Agent for the ratable benefit of the Lenders a utilization fee (the "UTILIZATION FEE") at a per annum rate equal to the Applicable Utilization Fee Rate on the Aggregate Outstanding Credit Exposure on such date, payable quarterly in arrears on each Payment Date and on the date this Agreement is terminated in full and all Obligations hereunder have been paid in full pursuant to Section 2.3.

         2.6.3. Reductions in Aggregate Commitment. The Borrowers may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), upon at least three (3) Business Days' prior written notice to the Administrative Agent of such reduction, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure.

All accrued Facility Fees shall be payable on the effective date of any termination of all or any part of the obligations of the Lenders to make Credit Extensions hereunder.

         2.7. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $250,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

         2.8. Optional Principal Payments. The Borrowers may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or any portion of the outstanding Floating Rate Advances, in a minimum aggregate amount of $1,000,000 or any integral multiple of $250,000 in excess thereof, upon prior notice to the Administrative Agent at or before 12:00 noon (Chicago time) one (1) Business Day prior to the date of such payment. The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon five (5) Business Days' prior notice to the Administrative Agent. The Borrowers may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $1,000,000 and increments of $500,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Administrative Agent and the Swing Line Lender by 12:00 noon (Chicago time) on the date of repayment.

         2.9.     Method of Selecting Types and Interest Periods for New
Advances.

         2.9.1. Method of Selecting Types and Interest Periods for New Advances. Other than with respect to Swing Line Loans (which shall be governed by Section 2.2), the applicable Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time; provided that there shall be no more than ten (10) Interest Periods in effect with respect to all of the Revolving Loans at any time, unless such limit has been waived by the Administrative Agent in its sole discretion. The applicable Borrower shall give the Administrative Agent irrevocable notice (a "BORROWING NOTICE") not later than 10:00 a.m. (Chicago time) on the Borrowing Date of each Floating Rate Advance, and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

         (i) the Borrowing Date, which shall be a Business Day, of such Advance,

         (ii)     the aggregate amount of such Advance,

         (iii)    the Type of Advance selected, and

         (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

         2.9.2. Method of Borrowing. On each Borrowing Date, each Lender shall make available its Loan or Loans, if any, not later than noon, Chicago time, in Federal or other funds immediately available to the Administrative Agent, in Chicago, Illinois at its address specified in or pursuant to Article
XIV. Unless the Administrative Agent determines that any applicable condition specified in Article IV has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the applicable Borrower at the Administrative Agent's aforesaid address by not later than 2:30 p.m. (Chicago time). Notwithstanding the foregoing provisions of this Section 2.9.2, to the extent that a Loan made by a Lender matures on the Borrowing Date of a requested Loan, such Lender shall apply the proceeds of the Loan it is then making to the repayment of principal of the maturing Loan.

         2.10. Conversion and Continuation of Outstanding Advances; No Conversion or Continuation of Eurodollar Advances After Default. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this
Section 2.10 or are repaid in accordance with Section 2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.8 or (y) the applicable Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period or be converted into a Floating Rate Advance. Subject to the terms of Section 2.7, the Borrowers may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. Notwithstanding anything to the contrary contained in this
Section 2.10, no Advance may be converted or continued as a Eurodollar Advance (except with the consent of the Required Lenders) when any Default or Unmatured Default is continuing. The applicable Borrower shall give the Administrative Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

Promptly after receipt of any Conversion/Continuation Notice, the Administrative Agent shall provide the Lenders with notice thereof.

         2.11. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.10, to but excluding the date it is paid or is converted into a Eurodollar

Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the applicable Borrower's selections under Sections 2.9 and 2.10 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

         2.12. Rates Applicable After Default. During the continuance of a Default (including the Borrowers' failure to pay any Loan at maturity) the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) the Advances, all fees or any other Obligations hereunder shall bear interest at the Floating Rate plus 2% per annum and (ii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, such interest rate and such increase in the LC Fee set forth above shall be applicable to all Credit Extensions, Advances, fees and other Obligations hereunder without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender.

         2.13. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 12:00 noon (Chicago time) on the date when due and shall (except (i) in the case of Reimbursement Obligations for which the applicable LC Issuer has not been fully indemnified by the Lenders or (ii) with respect to repayments of Swing Line Loans) be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender's address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Each reference to the Administrative Agent in this Section 2.13 shall also be deemed to refer, and shall apply equally, to the applicable LC Issuer, in the case of payments required to be made by the applicable Borrower to such LC Issuer pursuant to Section 2.21.6. The Administrative Agent is hereby authorized to charge the account of the Borrowers maintained with Bank One or any of its Affiliates for each payment of principal, interest and fees as it becomes due hereunder.

         2.14.    Noteless Agreement; Evidence of Indebtedness.

         (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the date and the amount of each Revolving Loan made hereunder and Type thereof and the Interest Period, if any, applicable thereto,
(b) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Lender hereunder, (c) the effective date and amount of each Assignment Agreement delivered to and accepted by it and the parties thereto pursuant to Section 13.3, (d) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, (e) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof, and (f) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

         (iii) The entries maintained in the accounts maintained pursuant to clauses (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded in the absence of manifest error; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit E, with appropriate changes for notes evidencing Swing Line Loans (each, a "NOTE"). In such event, the Borrowers shall prepare, execute and deliver to such Lender such Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in clauses (i) and (ii) above.

         2.15. Telephonic Notices. The Borrowers hereby authorize the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of a Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrowers agree to deliver promptly to the Administrative Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

         2.16. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance and Swing Line Loan shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Floating Rate Advance or Swing Line Loan is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any

Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity; provided, that interest accrued on each Eurodollar Advance having an Interest Period longer than three
(3) months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances and Swing Line Loans and LC Fees, Facility Fees and Utilization Fees shall be calculated for actual days elapsed on the basis of a 360-day year; interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to any Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest, fees and commissions in connection with such payment.

         2.17. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the applicable LC Issuer, the Administrative Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.18. Lending Installations. Subject to the provisions of Section 3.6, each Lender may book its Loans and its participation in any LC Obligations and the LC Issuers may book the Facility LCs at any Lending Installation selected by such Lender or the applicable LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the applicable LC Issuer, as the case may be, for the benefit of any such Lending Installation. Subject to the provisions of
Section 3.6, each Lender and each LC Issuer may, by written notice to the Administrative Agent and the Company in accordance with Article XIV, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.19. Non-Receipt of Funds by the Administrative Agent. Unless a Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or
(ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three (3) days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan, including the interest rate applicable pursuant to Section 2.12.

         2.20. Replacement of Lender. The Borrowers shall have the right, in their sole discretion, at any time and from time to time to terminate or replace the Commitment of any Lender (an "AFFECTED LENDER"), in whole, upon at least thirty (30) days' prior notice to the Administrative Agent and such Lender, (a) if such Lender has failed or refused to make available the full amount of any Revolving Loans as required by its Commitment hereunder, (b) if such Lender has been merged or consolidated with, or transferred all or substantially all of its assets to, or otherwise been acquired by any other Person, or (c) if such Lender has demanded that the Borrowers make any additional payment to any Lender pursuant to Section 3.1, 3.2 or 3.5, or if such Lender's obligation to make or continue, or convert Floating Rate Advances into, Eurodollar Advances has been suspended pursuant to Section 3.3; provided, however that no such Commitment termination shall reduce the Aggregate Commitment by more than fifteen percent (15%) thereof; provided further, that no Default or Unmatured Default shall have occurred and be continuing at the time of such termination or replacement, and that, concurrently with such termination or replacement, (i) if the Affected Lender is being replaced, another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an Assignment Agreement substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 13.3 applicable to assignments, (ii) the Borrowers shall pay to such Affected Lender in immediately available funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, to the extent applicable, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender, and (iii) if the Affected Lender is being terminated, the Borrowers shall pay to such Affected Lender all Obligations due to such Affected Lender (including the amounts described in the immediately preceding clauses (i) and (ii) plus the outstanding principal balance of such Affected Lender's Credit Extensions).

         2.21.    Facility LCs.

         2.21.1.  Issuance; Transitional Facility LCs.

         (i) Issuance. The LC Issuers hereby agree, on the terms and conditions set forth in this Agreement, to issue standby and performance letters of credit in Dollars (each, together with the letters of credit deemed issued by the LC Issuers hereunder pursuant to Section 2.21.1(ii), a "FACILITY LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("MODIFY," and each such action a "MODIFICATION"), from time to time from and including the Closing Date and prior to the Facility Termination Date upon the request of any Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $75,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth (5th) Business Day prior the Facility Termination Date and (y) one year after its issuance; provided, that any Facility LC (x) may contain customary "evergreen" provisions pursuant to which the expiry date is automatically extended for a specific time period unless the LC Issuer gives notice to the beneficiary of such Facility LC at least a specified time prior to the expiry date then in effect and/or (y) may have an expiration date more than one year from the date of issuance if required under related industrial revenue bond documents and agreed to by the LC Issuer.

         (ii) Transitional Provision. Schedule 2.21 contains a schedule of certain letters of credit issued for the account of the Borrowers prior to the Closing Date. Subject to the satisfaction of the conditions contained in Sections 4.1, 4.2 and 4.3, from and after the Closing Date such letters of credit shall be deemed to be Facility LCs issued pursuant to this Section 2.21.

         2.21.2. Participations. On the Closing Date, with respect to the Facility LCs identified on Schedule 2.21, and upon the issuance or Modification by the applicable LC Issuer of a Facility LC in accordance with this Section 2.21, such LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from such LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

         2.21.3. Notice. Subject to Section 2.21.1, the applicable Borrower shall give the applicable LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the applicable LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by any LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which such LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to such LC Issuer and that the applicable Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the applicable LC Issuer shall have reasonably requested (each, a "FACILITY LC APPLICATION"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

         2.21.4. LC Fees. With respect to each Standby LC, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such Standby LC, such fees to be payable in arrears on each Payment Date (each such fee described in this sentence being an "LC FEE"). The Borrowers shall also pay to each LC Issuer for its own account (x) at the time of such LC Issuer's issuance of any Standby LC, a fronting fee equal to 0.125% per annum on the initial stated amount available for drawing under each such Facility LC issued by such LC Issuer, and (y) other customary, documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the applicable LC Issuer's standard schedule for such charges as in effect from time to time.

         2.21.5. Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the applicable LC Issuer shall notify the Administrative Agent and the Administrative Agent shall promptly notify the Company and each other Lender as to the amount to be paid by such LC Issuer as a result of such demand and the proposed payment date (the "LC PAYMENT DATE"). The responsibility of each LC Issuer to the Borrowers and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC issued by such LC Issuer in connection with such presentment shall be in conformity in all material respects with such Facility LC. Each LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs issued by such LC Issuer as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the applicable LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default, the Facility Termination Date or any condition precedent whatsoever, to reimburse such LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by such LC Issuer under each Facility LC issued by such LC Issuer to the extent such amount is not reimbursed by the Borrowers pursuant to Section 2.21.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the applicable LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

         2.21.6. Reimbursement by the Borrowers. The Borrowers shall be irrevocably and unconditionally obligated to reimburse the LC Issuers on or before the applicable LC Payment Date for any amounts to be paid by any LC Issuer upon any drawing under any Facility LC issued by such LC Issuer, without presentment, demand, protest or other formalities of any kind; provided that neither any Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by such Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the applicable LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Commencing on the date that the Administrative Agent gives notice to the Company by 11:00 a.m. (Chicago time) as required under Section 2.21.5 of the applicable LC Payment Date, all such amounts paid by any LC Issuer and remaining unpaid by the Borrowers shall bear interest, payable on demand, for each day from and including such LC Payment Date until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. Each LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrowers for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by such LC Issuer, but only to the extent such Lender has made payment to such LC Issuer in respect of such Facility LC pursuant to
Section 2.21.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.9 and the satisfaction of the applicable conditions precedent set forth in Article IV), the applicable Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

         2.21.7.  Obligations Absolute. The Borrowers' obligations under this
Section 2.21 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which any Borrower may have or have had against any LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrowers further agree with the LC Issuers and the Lenders that the LC Issuers and the Lenders shall not be responsible for, and no Borrower's Reimbursement Obligation in respect of any Facility LC shall be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of any Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. No LC Issuer shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrowers agree that any action taken or omitted by any LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrowers and shall not put any LC Issuer or any Lender under any liability to the Borrowers. Nothing in this Section 2.21.7 is intended to limit the right of the Borrowers to make a claim against any LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.21.6.

         2.21.8. Actions of LC Issuers. Each LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by such LC Issuer. Each LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.21, each LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

         2.21.9. Indemnification. The Borrowers hereby agree to indemnify and hold harmless each Lender, each LC Issuer and the Administrative Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, such LC Issuer or the Administrative Agent may incur (or which may be claimed against such Lender, such LC Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which any LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to such LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrowers may have against any defaulting Lender) or (ii) by reason of or on account of such LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to such LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrowers shall not be required to indemnify any Lender, any LC Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the applicable LC Issuer in determining whether a request presented under any Facility LC issued by such LC Issuer complied with the terms of such Facility LC or (y) any LC Issuer's failure to pay under any Facility LC issued by such LC Issuer after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.21.9 is intended to limit the obligations of the Borrowers under any other provision of this Agreement.

         2.21.10. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify each LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the applicable LC Issuer's failure to pay under any Facility LC issued by such LC Issuer after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.21 or any action taken or omitted by such indemnitees hereunder.

         2.21.11. Facility LC Collateral Account.

         (i) Each Borrower agrees that it will, as required by Section 8.1 and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuers or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the "FACILITY LC COLLATERAL ACCOUNT") at the Administrative Agent's office at the address specified pursuant to Article XIV, in the name of such Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in this Section 2.21.11. Each Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuers, a security interest in all of such Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Administrative Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.21.11 shall either obligate the Administrative Agent to require the Borrowers to deposit any funds in the Facility LC Collateral Account or limit the right of the Administrative Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by clause (iv) below.

         (ii) If at any time while any Default is continuing, the Administrative Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Administrative Agent may make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Administrative Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations as shall from time to time have become due and payable by any Borrower to the Lenders or the LC Issuers under the Loan Documents.

         (iv) If any Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full (other than contingent indemnity obligations) and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Administrative Agent to the Borrowers or paid to whomever may be legally entitled thereto at such time.

         2.21.12. Rights as a Lender. In its capacity as a Lender, each LC Issuer shall have the same rights and obligations as any other Lender.

         2.22. Subsidiary Borrowers. The Company may at any time or from time to time, add as a party to this Agreement any Wholly-Owned Subsidiary to be a Subsidiary Borrower hereunder by the execution and delivery to the Administrative Agent and the Lenders of (a) a duly completed Assumption Letter by such Subsidiary, with the written consent of the Borrowers at the foot thereof, (b) such guaranty and subordinated intercompany indebtedness documents and, if applicable, security documents as may be reasonably required by the Administrative Agent and such other opinions, agreements, documents, certificates or other items as may be required by Section 4.3, such documents with respect to any additional Subsidiaries to be substantially similar in form and substance to the Loan Documents executed on or about the date hereof by the Subsidiaries parties hereto as of the Closing Date. No Foreign Subsidiary may be a Subsidiary Borrower. Upon such execution, delivery and consent such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Credit Extensions made to any Subsidiary Borrower under this Agreement shall have been repaid or paid in full, all Facility LCs issued for the account of such Subsidiary Borrower have expired or been returned and terminated and all other Obligations (other than contingent indemnity obligations) of such Subsidiary Borrower under this Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary Borrower's status as a "Subsidiary Borrower" or "Borrower," and such Subsidiary Borrower shall be released from any future liability (other than contingent indemnity obligations) as a "Subsidiary Borrower" or "Borrower" hereunder or under the other Loan Documents. The Administrative Agent shall give the Lenders written of the addition of any Subsidiary Borrowers to this Agreement.

         2.23.    Increase of Commitments.

         (i) At any time prior to the Facility Termination Date, the Company may request that the Aggregate Commitment be increased; provided that, without the prior written consent of all of the Lenders, (a) the Aggregate Commitment shall at no time exceed $152,500,000 minus the aggregate amount of all reductions in the Aggregate Commitment previously made pursuant to Section 2.6.3; (b) the Combined Commitment shall at no time exceed $255,000,000; and
(c) each such request shall be in a minimum amount of at least $25,000,000 and increments of $5,000,000 in excess thereof. Such request shall be made in a written notice given to the Administrative Agent and the Lenders by the Company not less than twenty (20) Business Days prior to the proposed effective date of such increase, which notice (a "COMMITMENT INCREASE NOTICE") shall specify the amount of the proposed increase in the Aggregate Commitment and the proposed effective date of such increase. In the event of such a Commitment Increase Notice, each of the Lenders shall be given the opportunity to participate in the requested increase ratably in proportions that their respective Commitments bear to the Aggregate Commitment. No Lender shall have any obligation to increase its Commitment pursuant to a Commitment Increase Notice. On or prior to the date that is fifteen (15) Business Days after receipt of the Commitment Increase Notice, each Lender shall submit to the Administrative Agent a notice indicating the maximum amount by which it is willing to increase its Commitment in connection with such Commitment Increase Notice (any such notice to the Administrative Agent being herein a "LENDER INCREASE NOTICE"). Any Lender which does not submit a Lender Increase Notice to the Administrative Agent prior to the expiration of such fifteen (15) Business Day period shall be deemed to have denied any increase in its Commitment. In the event that the increases of Commitments set forth in the Lender Increase Notices exceed the amount requested by the Company in the Commitment Increase Notice, the Administrative Agent and the Arranger shall have the right, in consultation with the Company, to allocate the amount of increases necessary to meet the Company's Commitment Increase Notice. In the event that the Lender Increase Notices are less than the amount requested by the Company, not later than three (3) Business Days prior to the proposed effective date the Company may notify the Administrative Agent of any financial institution that shall have agreed to become a "Lender" party hereto (a "PROPOSED NEW LENDER") in connection with the Commitment Increase Notice. Any Proposed New Lender shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld). If the Company shall not have arranged any Proposed New Lender(s) to commit to the shortfall from the Lender Increase Notices, then the Company shall be deemed to have reduced the amount of its Commitment Increase Notice to the aggregate amount set forth in the Lender Increase Notices. Based upon the Lender Increase Notices, any allocations made in connection therewith and any notice regarding any Proposed New Lender, if applicable, the Administrative Agent shall notify the Company and the Lenders on or before the Business Day immediately prior to the proposed effective date of the amount of each Lender's and Proposed New Lenders' Commitment (the "EFFECTIVE COMMITMENT AMOUNT") and the amount of the Aggregate Commitment, which amounts shall be effective on the following Business Day. Any increase in the Aggregate Commitment shall be subject to the following conditions precedent: (A) the Company shall have obtained the consent thereto of each Guarantor and its reaffirmation of the Loan Document(s) executed by it, which consent and reaffirmation shall be in writing and in form and substance reasonably satisfactory to the Administrative Agent, (B) as of the date of the Commitment Increase Notice and as of the proposed effective date of the increase in the Aggregate Commitment all representations and warranties shall be true and correct in all material respects as though made on such date and no event shall have occurred and then be continuing which constitutes a Default or Unmatured Default, (C) the Borrowers, the Administrative Agent and each Proposed New Lender or Lender that shall have agreed to provide a "Commitment" in support of such increase in the Aggregate Commitment shall have executed and delivered a "Commitment and Acceptance" substantially in the form of Exhibit J hereto, (D) counsel for the Borrowers and for the Guarantors shall have provided to the Administrative Agent supplemental opinions in form and substance reasonably satisfactory to the Administrative Agent and (E) the Borrowers and the Proposed New Lender shall otherwise have executed and delivered such other instruments and documents as may be required under Article IV or that the Administrative Agent shall have reasonably requested in connection with such increase. If any fee shall be charged by the Lenders in connection with any such increase, such fee shall be in accordance with then prevailing market conditions, which market conditions shall have been reasonably documented by the Administrative Agent to the Company. Upon satisfaction of the conditions precedent to any increase in the Aggregate Commitment, the Administrative Agent shall promptly advise the Company and each Lender of the effective date of such increase. Upon the effective date of any increase in the Aggregate Commitment that is supported by a Proposed New Lender, such Proposed New Lender shall be a party to this Agreement as a Lender and shall have the rights and obligations of a Lender hereunder and thereunder. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder at any time.

         (ii) For purposes of this clause (ii), (A) the term "Buying Lender(s)" shall mean (1) each Lender the Effective Commitment Amount of which is greater than its Commitment prior to the effective date of any increase in the Aggregate Commitment, and (2) each Proposed New Lender that is allocated an Effective Commitment Amount in connection with any Commitment Increase Notice and (b) the term "Selling Lender(s)" shall mean each Lender whose Commitment is not being increased from that in effect prior to such increase in the Aggregate Commitment. Effective on the effective date of any increase in the Aggregate Commitment pursuant to clause (i) above, each Selling Lender hereby sells, grants, assigns and conveys to each Buying Lender, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Loans in the respective dollar amounts and percentages necessary so that, from and after such sale, each such Selling Lender's outstanding Loans shall equal such Selling Lender's Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans. Effective on the effective date of the increase in the Aggregate Commitment pursuant to clause (i) above, each Buying Lender hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans purchased hereby shall equal the respective dollar amount necessary so that, from and after such payments, each Buying Lender's outstanding Loans shall equal such Buying Lender's Pro Rata Share (calculated based upon the Effective Commitment Amounts) of the outstanding Loans. Such amount shall be payable on the effective date of the increase in the Aggregate Commitment by wire transfer of immediately available funds to the Administrative Agent. The Administrative Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders. Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Loans, except for participations which will be extinguished upon payment to Selling Lender of an amount equal to the portion of the outstanding Loans being sold by such Selling Lender. Each Buying Lender hereby acknowledges and agrees that, except for each Selling Lender's representations and warranties contained in the foregoing sentence, each such Buying Lender has entered into its Commitment and Acceptance with respect to such increase on the basis of its own independent investigation and has not relied upon, and will not rely upon, any explicit or implicit written or oral representation, warranty or other statement of the Lenders or the Administrative Agent concerning the authorization, execution, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents. The Borrowers hereby agree to compensate each Selling Lender for all losses, expenses and liabilities incurred by each Lender in connection with the sale and assignment of any Loan hereunder on the terms and in the manner as set forth in Section 3.4.

         2.24. Interest. In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Loan Documents and deemed to be interest under applicable law (collectively, "INTEREST") exceed the highest rate of interest allowed by applicable law (the "MAXIMUM RATE"), and in the event any such payment is inadvertently received by the Administrative Agent or any Lender then the excess sum (the "EXCESS") shall be credited as a payment of principal, unless the relevant Borrower shall notify the Administrative Agent in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that no Borrower pay, and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by such Borrower under applicable law. The right to accelerate maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Administrative Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Administrative Agent or the Lenders hereunder or under any of the Notes or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, each Borrower covenants, to the fullest extent permitted by law that
(i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such

Excess, and (ii) such Borrower shall not seek or pursue any other remedy, legal or equitable, against the Administrative Agent or any Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Administrative Agent or any Lender, all interest at any time contracted for, charged or received from such Borrower in connection with this Agreement, the Notes or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. Each Borrower, the Administrative Agent and each Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and
(ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by any Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Loan Documents be automatically recomputed by such Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

                                  ARTICLE III

                            YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or any LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation or any LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or any LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or any LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or any LC Issuer of making, funding or maintaining its Eurodollar Loans or Commitment, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or any LC Issuer in connection with its Eurodollar Loans or Commitment, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or any LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans or Commitment, Facility LCs or participants therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or such LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or such LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or such LC Issuer, as the case may be, in connection with such Eurodollar Loans or Commitment, Facility LCs or participations therein, then, within fifteen (15) days of demand by such Lender, the Borrowers shall pay such Lender or LC Issuer such additional amount or amounts as will compensate such Lender or such LC Issuer, as the case may be, for such increased cost or reduction in amount received; provided, that the Borrowers shall not be required to compensate a Lender or LC Issuer under this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or LC Issuer notifies the Company in writing of such increased costs or reductions and of such Lender's or LC Issuer's intention to claim compensation therefor; provided, further, that if such adoption or such change giving rise to such increased costs or reduction is retroactive such 90-day period shall be extended to include the period of retroactive effect.

         3.2. Changes in Capital Adequacy Regulations. If a Lender or any LC Issuer determines the amount of capital required or expected to be maintained by such Lender, such LC Issuer, any Lending Installation of such Lender or such LC Issuer, or any corporation controlling such Lender or such LC Issuer, is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender, or such LC Issuer, the Borrowers shall pay such Lender or such LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or such LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or such LC Issuer's policies as to capital adequacy); provided, that the Borrowers shall not be required to pay to such Lender or LC Issuer such additional amounts under this Section for any amount incurred as a result of such Change more than 90 days prior to the date that such Lender or LC Issuer notifies the Company in writing of such Change and of such Lender's or LC Issuer's intention to claim compensation therefor; provided, further, that if such Change giving rise to such amounts is retroactive such 90-day period shall be extended to include the period of retroactive effect. "CHANGE" means (i) any change after the Closing Date in the Risk-Based Capital Guidelines or (ii) any adoption of, change in, or change in the interpretation or administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any LC Issuer or any Lending Installation or any corporation controlling any Lender or any LC Issuer. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

         3.3. Availability of Types of Advances. If (x) any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (y) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, or (iii) no reasonable basis exists for determining the Eurodollar Base Rate, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be immediately repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by
Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made or continued, or a Floating Rate Advance is not converted into a Eurodollar Advance, on the date specified by any Borrower for any reason other than default by the Lenders, or a Eurodollar Advance is not prepaid on the date specified by the applicable Borrower for any reason, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5.     Taxes.

         (i) All payments by the Borrowers to or for the account of any Lender, any LC Issuer or Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer or Agent,
(a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, such LC Issuer or Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Borrower shall make such deductions, (c) such Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

         (ii) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("OTHER TAXES").

         (iii) The Borrowers hereby agree to indemnify the Agents, the LC Issuers and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or

Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agents, the LC Issuers or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agents, the LC Issuers or such Lender makes demand therefor pursuant to
Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "NON-U.S. LENDER") agrees that it will, not more than ten (10) Business Days after the date on which it becomes a party to this Agreement, (i) deliver to each of the Company and the Administrative Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Company and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Company and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Company and the Administrative Agent in writing that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Company with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States, and each Borrower, if required by law to do so, shall be permitted to withhold such Taxes and pay the same to the appropriate United States taxing authority; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause
(iv), above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the IRS or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         (viii) Within 60 days after receipt of the written request of the Company, each Lender, LC Issuer and Agent shall execute and deliver such certificates, forms or other documents, which in each such case can be reasonably furnished by such Lender, LC Issuer or Agent consistent with the facts and which are reasonably necessary to assist any Borrower in applying for refunds of Taxes remitted by such Borrower hereunder.

         (ix) Each Lender, LC Issuer and Agent shall also use commercially reasonable efforts to avoid and minimize any amounts which might otherwise be payable by any Borrower pursuant to this Section 3.5, except to the extent that such Lender, LC Issuer or Agent, determines that such efforts would be disadvantageous to such Lender, LC Issuer or Agent, as determined by such Lender, LC Issuer or Agent and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

         (x) To the extent that the payment of any Lender's, LC Issuer's or Agent's Taxes by any Borrower hereunder gives rise from time to time to a Tax Benefit to such Lender, LC Issuer or Agent in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender, LC Issuer or Agent shall pay to such Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to such Borrower will be determined from time to time by the relevant Lender, LC Issuer or Agent in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender, LC Issuer or Agent to such Borrower within a reasonable time after the filing of the tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Lender, LC Issuer or Agent, is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the relevant Borrower shall promptly, after notice thereof from such Lender, LC Issuer or Agent, repay to such Lender, LC Issuer or Agent the amount of such Tax Benefit previously paid to such Lender, LC Issuer or Agent and which has been rescinded, disallowed or nullified. For purposes hereof, the term "TAX BENEFIT" shall mean the amount by which any Lender's, LC Issuer's or Agent's income tax liability for the taxable period in question is reduced below what would have been payable had the relevant Borrower not been required to pay such Lender's LC Issuer's or Agent's Taxes hereunder.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Company of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. 3.7. Mitigation of Obligations. If any Lender requests compensation under Section 3.2 or if any Borrower is required to pay any additional amount to any Lender or any governmental authority for the account of any Lender pursuant to Section 3.1, then such Lender shall use commercially reasonable efforts to designate a different Lending Installation for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole discretion of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 3.1 or Section 3.2, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

                                  ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder unless (a) the representations and warranties contained in Article V are true and correct in all material respects as of such date and (b) the Company has furnished to the Agents with sufficient copies for the Lenders:

         (i) Copies of the articles or certificates of incorporation (or similar Constitutive Documents) of the Company and each Guarantor (each a "LOAN PARTY"), together with all amendments thereto, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

         (ii) Copies, certified by the Secretary or Assistant Secretary of each Loan Party of its by-laws (or similar Constitutive Documents) and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which it is a party.

         (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Loan Party authorized to sign the Loan Documents to which it is a party and, in the case of the Borrowers, to request Loans hereunder, upon which certificate the Agents and the Lenders shall be entitled to rely until informed of any change in writing by the applicable Loan Party.

         (iv) An opening compliance certificate in substantially the form of Exhibit B, signed by the chief financial officer or treasurer of the Company, showing the calculations necessary to determine compliance with this Agreement on the initial Credit Extension Date and stating that on the initial Credit Extension Date (a) no Default or Unmatured Default has occurred and is continuing, (b) all of the representations and warranties in Article V shall be true and correct in all material respects as of such date and (c) no material adverse change in the business, financial condition or operations of the Company or any of its Subsidiaries has occurred since November 30, 2001.

         (v) A certificate in form and substance satisfactory to the Administrative Agent stating that there exists no injunction or temporary restraining order which would prohibit the making of the initial Credit Extensions or any litigation seeking such an injunction or restraining order.

         (vi) A certificate of value, solvency and other appropriate factual information in form and substance reasonably satisfactory to the Administrative Agent and Arranger from the chief financial officer of the Company (on behalf of the Company and the Borrowers) in his or her representative capacity supporting the conclusions that as of the initial funding date the Company and its Subsidiaries on a consolidated basis are Solvent and will be Solvent subsequent to incurring the Indebtedness contemplated under the Transaction Documents, will be able to pay its debts and liabilities as they become due and will not be left with unreasonably small working capital for general corporate purposes.

         (vii) Written opinions of Kenyon W. Murphy, General Counsel of the Borrowers and each Guarantor, and Kilpatrick Stockton LLP, special counsel to the Borrowers and each Guarantor, in form and substance satisfactory to the Agents and addressed to the Lenders in substantially the form of Exhibit A-1 and Exhibit A-2 respectively.

         (viii) Any Notes requested by a Lender pursuant to Section 2.14 payable to the order of each such requesting Lender.

         (ix) If the initial Credit Extension shall be the issuance of a Facility LC, a properly completed Facility LC Application.

         (x) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

         (xi) Evidence satisfactory to the Agents that the Existing Credit Agreement shall have been or shall simultaneously on the Closing Date be terminated (except for those provisions that expressly survive the termination thereof) and all loans outstanding and other amounts owed to the lenders or agents thereunder shall have been, or shall simultaneously with the initial Advance hereunder or the initial "Advance" under (and as defined in) the 364-Day Credit Agreement be, paid in full.

         (xii) Evidence satisfactory to the Agents that the 364-Day Credit Agreement shall have been duly executed by all parties thereto.

         (xiii) Such other documents as any Lender or its counsel may have reasonably requested including, without limitation, each document identified on the List of Closing Documents attached hereto as Exhibit F.

         4.2. Each Credit Extension. The Lenders shall not (except as otherwise set forth in Section 2.2.4 with respect to Revolving Loans for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct in all material respects as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

         Each Borrowing Notice or request for issuance of a Facility LC, or Swing Line Borrowing Notice, as the case may be, with respect to each such Credit Extension shall constitute a representation and warranty by the Borrowers that the conditions contained in Section 4.2(i) and (ii) have been satisfied. Any lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making a Credit Extension.

         4.3. Initial Advance to Each New Subsidiary Borrower. The Lenders shall not be required to make a Credit Extension hereunder to a new Subsidiary Borrower added after the Closing Date unless the Company has furnished or caused to be furnished to the Administrative Agent with sufficient copies for the
Lenders:

         (i) The Assumption Letter executed and delivered by such Subsidiary Borrower and containing the written consent of the Borrowers, as contemplated by Section 2.22;

         (ii) Copies, certified by the Secretary, Assistant Secretary, Director or Authorized Officer of the Subsidiary Borrower, of its Board of Directors' resolutions (and/or resolutions of other bodies, if any are deemed necessary by the Administrative Agent) approving the Assumption Letter;

         (iii) An incumbency certificate, executed by the Secretary, Assistant Secretary, Director or Authorized Officer of the Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of such Subsidiary Borrower authorized to sign the Assumption Letter and the other documents to be executed and delivered by such Subsidiary Borrower hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company;

         (iv) An opinion of counsel to such Subsidiary Borrower, substantially in the form of Exhibit E hereto;

         (v) Guaranty documentation from such Subsidiary Borrower in form and substance acceptable to the Administrative Agent as required pursuant to Section 6.10;

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants as follows to each Lender and the Agents as of each of (i) the Closing Date, giving effect to the consummation of the transactions contemplated by the Transaction Documents on the Closing Date,
(ii) the date of the initial Credit Extension hereunder (if different from the Closing Date) and (iii) each date as required by Section 4.2:

         5.1. Existence and Standing. The Company and each of its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such standing or authority could not reasonably be expected to have a Material Adverse Effect.

         5.2. Authorization and Validity. The Company and each of its Subsidiaries (to the extent applicable) has the power and authority and legal right to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder, and to file the Transaction Documents which have been filed by it as required by this Agreement. The execution and delivery by the Company and any such Subsidiary of the Transaction Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Transaction Documents to which such entity is a party constitute legal, valid and binding obligations of such entity enforceable against such entity in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Company or any of its Subsidiaries of the Transaction Documents, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or (ii) the Company's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Company or a Subsidiary pursuant to the terms of, any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Company or any of its Subsidiaries, is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of the Transaction Documents, the borrowings under this Agreement, the payment and performance by any Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Transaction Documents.

         5.4. Financial Statements. The November 30, 2001 unaudited combined financial statements of the Company and its Subsidiaries heretofore delivered to the Arranger and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared (except for the absence of footnotes and subject to year-end audit adjustments) and fairly present in all material respects, the combined financial condition and operations of the Company and its Subsidiaries at such date and the combined results of their operations and cash flows for the three-month period then ended.

         5.5. Material Adverse Change. Since November 30, 2001, and except as disclosed on Schedule 5.5, there has been no change in the business, property, financial condition or operations of the Company and its Subsidiaries taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except (i) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles or (ii) where the failure to file such return or pay such taxes could not reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions or otherwise question the validity of any Transaction

Document. Other than any liability which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries have any contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 5.8 (as supplemented from time to time by the Company promptly after the formation or acquisition of any new Subsidiary as permitted under this Agreement) contains an accurate list of all Subsidiaries of the Company as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. Accuracy of Information. No information, schedule, exhibit or report furnished by the Company or any of its Subsidiaries to the Arranger, any Agent or Lender (including, without limitation, the Company's Confidential Information Memorandum dated March 2002) in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.10. Regulation U. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate of buying or carrying margin stock (within the meaning of Regulations U or X); and after applying the proceeds of each Advance, margin stock (as defined in Regulation U) constitutes less than twenty-five (25%) of the value of those assets of the Company and its Subsidiaries which are subject to any limitation on sale or pledge, or any other restriction hereunder.

         5.11. Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         5.12. Compliance With Laws. The Company and its Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

         5.13. Ownership of Properties. On the Closing Date, the Company and its Subsidiaries will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Company's most recent consolidated financial statements provided to the Arranger and the Lenders as owned by the Company and its Subsidiaries, other than Property and assets disposed of in the ordinary course of business.

         5.14. ERISA; Foreign Pension Matters. The sum of (a) the Unfunded Liabilities of all Plans and (b) the present value of the aggregate unfunded liabilities to provide the accrued benefits under all Foreign Pension Plans do not in the aggregate exceed an amount equal to ten percent (10%) of the Company's Consolidated Net Worth as reported on the most recent audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery of the first such audited financial statements under
Section 6.1(i), as reported on the Combined Balance Sheets). Each Plan and each Foreign Pension Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Company nor any other member of its Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to terminate any Plan, except to the extent that such non-compliance, Reportable Event, withdrawal or termination could not reasonably be expected to result in liability of the Company or any of its Subsidiaries individually or in the aggregate in an amount greater than ten percent (10%) of the Company's Consolidated Net Worth as reported on the most recent audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery of the first such audited financial statements under
Section 6.1(i), as reported on the Combined Balance Sheets).

         5.15. Plan Assets; Prohibited Transactions. No Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, except to the extent that such event or prohibited transaction could not reasonably be expected to result in liability of the Company or any of its Subsidiaries individually or in the aggregate in an amount greater than ten percent (10%) of the Company's Consolidated Net Worth as reported on the most recent audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery of the first such audited financial statements under Section 6.1(i), as reported on the Combined Balance Sheets).

         5.16.    Environmental Matters.

         (a) In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.16, neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         (b) The Company and each of its Subsidiaries have obtained all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required permits, licenses and approvals for (i) the emission of air pollutants or contaminates,
(ii) the treatment or pretreatment and discharge of waste water or storm water,
(iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes, except where a failure to obtain such permits, licenses and approvals would not result in a Material Adverse Effect.

         5.17. Investment Company Act. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Insurance. The Property of the Company and its Subsidiaries is insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such properties and risks as is required under Section 6.6.

         5.20. Solvency. After giving effect to (i) the Credit Extensions to be made on the Closing Date or such other date as Credit Extensions requested hereunder are made, (ii) the other transactions contemplated by this Agreement and the other Transaction Documents, and (iii) the payment and accrual of all transaction costs with respect to the foregoing, the Company and its Subsidiaries taken as a whole are Solvent.

                                   ARTICLE VI

                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

         (i) Within ninety (90) days (or such later date as may be permitted by the Securities and Exchange Commission) after the close of each of its fiscal years, an audit report certified by independent certified public accountants acceptable to the Required lenders and with such certifications to be free of exceptions and qualifications not acceptable to the Required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including a balance sheet as of the end of such period, related statements of income, shareholders' equity and cash flows.

         (ii) Within forty-five (45) days (or such later date as may be permitted by the Securities and Exchange Commission) after the close of the first three (3) quarterly periods of each of its fiscal years, for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and consolidated statements of income and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified as to fairness of presentation, compliance with Agreement Accounting Principles and consistency by its chief financial officer, chief accounting officer or treasurer.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer, chief accounting officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) As soon as possible and in any event within ten (10) days after the Company knows that any Reportable Event has occurred with respect to any Plan, or any material unfunded liability has arisen with respect to any Foreign Pension Plan, a statement, signed by the chief financial officer or treasurer of the Company, describing said Reportable Event or material unfunded liability and the action which the Company proposes to take with respect thereto, which, in any case, could reasonably be expected to give rise to liability of more than $1,000,000 on the part of the Company or any of its Subsidiaries.

         (v) As soon as possible and in any event within ten (10) days after receipt by the Company, a copy of (a) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (vi) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

         (vii) Promptly upon the filing thereof, copies of all registration statements (other than exhibits thereto and any registration statements on Form S-8 or its equivalent) or other regular reports not otherwise provided pursuant to this Section 6.1 which the Company or any of its Subsidiaries files with the Securities and Exchange Commission.

         (viii) Upon the request of any Agent, prior to the execution thereof, draft copies of the Receivables Purchase Documents and, promptly after execution thereof, copies of such Receivables Purchase Documents and all material amendments thereto.

         (ix) Promptly upon any officer of the Company obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries, which action, suit, proceeding, investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company's reasonable judgment, the Company or any of its Subsidiaries to liability in an amount aggregating $25,000,000 or more, give written notice thereof to the Administrative Agent and the Lenders and provide such other information as may be reasonably available to the Company (without jeopardizing any attorney-client privilege by disclosure thereof) to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

         (x) Such other information (including non-financial information) as any Agent or Lender may from time to time reasonably request (except such plans and forecasts which have not been made available by the Company to its creditors).

         6.2. Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions for general corporate purposes, including for working capital, refinancing the Indebtedness under the Existing Credit Agreement, commercial paper liquidity support and Permitted Acquisitions, and to pay fees and expenses incurred in connection with this Agreement. The Borrowers shall use the proceeds of Credit Extensions in compliance with all applicable legal and regulatory requirements and any such use shall not result in a violation of any such requirements, including, without limitation, Regulations T, U and X, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

         6.3. Notice of Default. Within five (5) Business Days after an Authorized Officer becomes aware thereof, the Company will, and will cause each Subsidiary to, give notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as conducted by the Company or its Subsidiaries as of the Closing Date, and, except as otherwise permitted by Section 6.12, do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to maintain such good standing or authority could not reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section shall prevent the Company and its Subsidiaries from discontinuing any line of business or liquidating, dissolving or disposing of any Subsidiary if (i) no Default or Unmatured Default is in existence or would be caused thereby and (ii) the Board of Directors of the Company determines in good faith that such termination, liquidation, dissolution or disposition is in the best interest of the Company and its Subsidiaries taken as a whole.

         6.5. Taxes. The Company will, and will cause each Subsidiary to, file on a timely basis complete and correct United States federal and material foreign, state and local tax returns required by law and pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

         6.6. Insurance. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with sound business practice, and the Company will furnish to any Lender upon request full information as to the insurance carried.

         6.7. Compliance with Laws; Maintenance of Plans. The Company will, and will cause each Subsidiary to, (i) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws, and (ii) establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA and the Code, and the regulations and interpretations thereunder, where in the case of either (i) or (ii) above the failure to so comply could reasonably be expected to have a Material Adverse Effect.

         6.8. Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property material to the conduct of its business in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9.     Inspection; Keeping of Books and Records.

         (i) The Company will, and will cause each Subsidiary to, permit the Agents and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as any Agent or Lender may designate. If a Default has occurred and is continuing, the Company, upon the Administrative Agent's request, shall turn over copies of any such records to the Administrative Agent or its representatives. Unless a Default has occurred and is then continuing, each Lender shall give the Company not less than three (3) Business Days' prior written notice of its intent to conduct such visit or inspection. To the extent that any Lender, in the course of such visit or inspection, obtains possession of any proprietary information pertaining to the Company or any Subsidiary, such Lender shall handle such information in accordance with the requirements of
Section 10.11.

         (ii) The Company shall keep and maintain, and cause each of its Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities (except that any Foreign Subsidiary may comply with local accounting principles).

         6.10. Addition of Guarantors. As promptly as possible but in any event within thirty (30) days after any Domestic Subsidiary (other than any SPV) becomes a Material Subsidiary of the Company, the Company shall cause each such Material Subsidiary to deliver to the Administrative Agent a duly executed supplement to the Guaranty pursuant to which such Material Subsidiary agrees to be bound by the terms and provisions of the Guaranty; provided, that if at any time (i) the aggregate amount of the book value of assets of all Domestic Subsidiaries that are not Guarantors exceeds ten percent (10%) of the aggregate book value of the Consolidated Total Assets of the Company and its Subsidiaries, or (ii) the Consolidated Net Worth of all of all Domestic Subsidiaries that are not Guarantors exceeds ten percent (10%) of the Consolidated Net Worth of the Company and its Subsidiaries, or (iii) the assets of all Domestic Subsidiaries that are not Guarantors contributed more than ten percent (10%) of the Company's Consolidated Net Income, in each case as reported in the most recent annual audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery of the first of such annual audited financial statements, as reported in the Combined Balance Sheets), the Company shall cause additional Domestic Subsidiaries (other than any SPV) to become parties to the Guaranty as Guarantors thereunder to eliminate such excess.

         6.11. Subsidiary Indebtedness. The Company will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except:

         (i)      The obligation arising under the Transaction Documents.

         (ii)     Indebtedness existing on the Closing Date and described on
                  Schedule 6.11, and Permitted Refinancing Indebtedness in respect thereof.

         (iii) Indebtedness owed (a) to the Company or any Guarantor by any Guarantor, (b) to any Subsidiary that is not a Guarantor by any other Subsidiary that is not a Guarantor, and (c) to the Company or any Guarantor by any Subsidiary that is not a Guarantor in an aggregate amount under this clause (c) not to exceed ten percent (10%) of the Company's Consolidated Net Worth as reported on the most recent audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery of the first such audited financial statements under Section 6.1(i), as reported on the Combined Balance Sheets).

         (iv) Receivables Facility Attributed Indebtedness in an aggregate amount not to exceed $200,000,000.

         (v) Indebtedness in an aggregate amount not to exceed $50,000,000 incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing any specific fixed asset of such Subsidiary (including without limitation Capital Leases); provided, that such Indebtedness (a) is incurred (1) at a time when no Default or Unmatured Default has occurred and is continuing or would result from such incurrence and (2) within eighteen (18) months after the acquisition or construction of such fixed asset, and (b) does not exceed 100% of the total cost of such acquisition or construction (plus interest, fees and closing costs related thereto).

         (vi) Indebtedness consisting of "Obligations" and guarantee obligations with respect to the "Obligations" under (and as defined in) the 364-Day Credit Agreement.

         (vii) Additional Indebtedness (including, without limitation, Indebtedness secured by Liens permitted under Section 6.13(xv)) in an aggregate amount not to exceed twenty-five percent (25%) of Stockholders' Equity as of the end of the Company's fiscal quarter most recently ended.

         6.12.    Consolidations and Mergers; Permitted Acquisitions.

         6.12.1. Consolidations and Mergers. Each Borrower agrees that it will not, nor will the Company permit any Subsidiary to, consolidate or merge with or into any other Person, provided that if, after giving effect to any of the following, no Default will be in existence: (i) any Subsidiary may merge or consolidate with the Company if the Company is the corporation surviving such merger, (ii) any Borrower may merge or consolidate with any other Borrower,
(iii) any Subsidiary which is a Guarantor may merge or consolidate with any other Subsidiary which is a Guarantor, (iv) any Subsidiary which is not a Borrower or Guarantor may merge or consolidate with any other Subsidiary which is not a Borrower or Guarantor, (v) any Subsidiary which is not a Borrower or a Guarantor may merge or consolidate with any other Subsidiary which is a Borrower or a Guarantor, if the Borrower or Guarantor, as the case may be, is the corporation surviving such merger, and (vi) any Borrower or Subsidiary may merge or consolidate with any other Person if (a) such Person was organized under the laws of the United States of America or one of its States, (b) either (1) such Borrower or Subsidiary is the corporation surviving such merger or (2) such Person becomes a Subsidiary as a result of such merger or consolidation and expressly assumes in writing (in form and substance reasonably acceptable to the Administrative Agent) all obligations of such Borrower or Subsidiary, as the case may be, under the Loan Documents executed by such Borrower or Subsidiary, provided, in any merger or consolidation involving a Domestic Subsidiary, the survivor shall be a Domestic Subsidiary, and in any merger or consolidation involving a Foreign Subsidiary, the survivor shall be a Foreign Subsidiary, and
(c) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

         6.12.2. Permitted Acquisitions. Each Borrower agrees that it will not, nor will the Company permit any Subsidiary to, make any Acquisitions other than Acquisitions meeting the following requirements or otherwise approved by the Required Lenders (which approval shall not be unreasonably withheld or delayed) (each such Acquisition constituting a "PERMITTED ACQUISITION"):

         (i) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.10 shall be true both before and after giving effect to such Acquisition;

         (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition (excluding the exercise of appraisal rights) shall be pending or threatened by any shareholder or director of the seller or entity to be acquired;

         (iii) the business to be acquired in such Acquisition is similar or related to one or more of the lines of business in which the Company and its Subsidiaries are engaged on the Closing Date;

         (iv) as of the date of the consummation of such Acquisition, (x) all material governmental and corporate approvals required in connection therewith shall have been obtained and (y) the Company shall be in compliance with Section 6.10;

         (v) the Purchase Price for each such Acquisition (other than any Acquisition otherwise approved by the Required Lenders) together with the Purchase Price of all other Permitted Acquisitions (other than any Permitted Acquisition otherwise approved by the Required Lenders) shall not exceed an amount equal to $50,000,000 during any period of twelve consecutive months; and

         (vi) with respect to each Permitted Acquisition with respect to which the Purchase Price shall be greater than $25,000,000, not less than ten (10) days prior to the consummation of such Permitted Acquisition, the Company shall have delivered to the Administrative Agent a pro forma consolidated balance sheet, income statement and cash flow statement of the Company and its Subsidiaries (the "ACQUISITION PRO FORMA"), based on the Company's most recent financial statements delivered pursuant to Section 6.1(i) and using historical financial statements for the acquired entity provided by the seller(s) or which shall be complete and shall fairly present, in all material respects, the financial condition and results of operations and cash flows of the Company and its Subsidiaries in accordance with Agreement Accounting Principles, but taking into account such Permitted Acquisition and the funding of all Credit Extensions in connection therewith, and such Acquisition Pro Forma shall reflect that, on a pro forma basis, the Company would have been in compliance with the financial covenants set forth in Section 6.18 for the four fiscal quarter period reflected in the compliance certificate most recently delivered to the Administrative Agent pursuant to Section 6.1(iii) prior to the consummation of such Permitted Acquisition (giving effect to such Permitted Acquisition and all Credit Extensions funded in connection therewith as if made on the first day of such period).

         6.13. Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (ii) Liens imposed by law, such as landlords', wage earners', carriers', warehousemen's and mechanics' liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of tenders, statutory obligations, surety or appeal bonds, bids, leases, government contracts and other similar obligations (provided that such Liens do not secure any Indebtedness).

         (iv) Utility easements, building restrictions, zoning ordinances and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.

         (v)      Liens existing on the Closing Date and described on Schedule
                  6.13.

         (vi) Liens, if any, securing (a) the Loans and other Obligations hereunder and/or (b) the "Revolving Loans" and other "Obligations" under (and as defined in) the 364-Day Credit Agreement.

         (vii)    Liens arising under the Receivables Purchase Documents.

         (viii) Liens existing on any specific fixed asset of any Subsidiary of the Company at the time such Subsidiary becomes a Subsidiary and not created in contemplation of such event.

         (ix) Liens on any specific fixed asset securing Indebtedness incurred or assumed for the purpose of financing or refinancing all or any part of the cost of acquiring or constructing such asset; provided that such Lien attaches to such asset concurrently with or within eighteen (18) months after the acquisition or completion or construction thereof.

         (x) Liens existing on any specific fixed asset of any Subsidiary of the Company at the time such Subsidiary is merged or consolidated with or into the Company or any Subsidiary and not created in contemplation of such event.

         (xi) Liens existing on any specific fixed asset prior to the acquisition thereof by the Company or any Subsidiary and not created in contemplation thereof.

         (xii) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clause (v) or clauses (vii) through (xi); provided that (a) such Indebtedness is not secured by any additional assets, and (b) the amount of such Indebtedness secured by any such Lien is not increased.

         (xiii) Inchoate Liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect.

         (xiv) Liens securing intercompany Indebtedness owing by (a) any Guarantor to the Company or any other Guarantor and (b) any Subsidiary that is not a Guarantor to the Company or any Wholly-Owned Subsidiary of the Company.

         (xv) Liens not otherwise permitted under this Section 6.13 securing Indebtedness in an aggregate principal amount at any time outstanding, together with the amount of Indebtedness permitted under Section 6.11(vi) (but without duplication), does not exceed twenty-five percent (25%) of Stockholders' Equity as of the end of the Company's fiscal quarter most recently ended.

         6.14. Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the Company or any Subsidiary of the Company) except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arm's-length transaction, other than Permitted Receivables Transfers.

         6.15. Financial Contracts. The Company shall not and shall not permit any of its consolidated Subsidiaries to enter into any Financial Contract, other than Financial Contracts pursuant to which the Company or such Subsidiary hedged its actual or anticipated interest rate, foreign currency or commodity exposure existing or anticipated at the time thereof.

         6.16. ERISA. Except to the extent that such act, or failure to act would not result singly, or in the aggregate, after taking into account all other such acts or failures to act, in a liability of the Company or any of its Subsidiaries which could reasonably be expected to exceed ten percent (10%) of the Company's Consolidated Net Worth as reported on the most recent audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery of the first such audited financial statements under
Section 6.1(i), as reported on the Combined Balance Sheets), the Company shall not (i) engage, or permit any Controlled Group member to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL; (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code); (iii) fail, or permit any member of its Controlled Group to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency of any Plan; (iv) terminate, or permit any member of its Controlled Group to terminate, any Plan which would result in any liability of the Company or any member of its Controlled Group under Title IV of ERISA; (v) fail to make any contribution or payment to any Multiemployer Plan which the Company or any member of its Controlled Group may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; (vi) fail, or permit any member of its Controlled Group to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; (vii) amend, or permit any member of its Controlled Group to amend, a Plan resulting in an increase in current liability for the plan year such that the Company or any member of its Controlled Group is required to provide security to such Plan under Section 401(a)(29) of the Code.

         6.17. Environmental Compliance. The Company will not become, or permit any Subsidiary to become, subject to any liabilities or costs which could reasonably be expected to have a Material Adverse Effect arising out of or related to (i) the release or threatened release at any location of any contaminant into the environment, or any remedial action in response thereto, or
(ii) any violation of any environmental, health or safety requirements of law (including, without limitation, any Environmental Laws).

         6.18.    Financial Covenants.

         6.18.1. Maximum Leverage Ratio. The Company shall not permit the ratio (the "LEVERAGE RATIO") of (i) Indebtedness For Borrowed Money of the Company and its consolidated Subsidiaries to (ii) EBITDA to be greater than (a) 3.50 to 1.00 as of February 28, 2002, (b) 3.80 to 1.00 as of May 31, 2002, (c) 3.60 to 1.00
as of August 31, 2002, (d) 3.50 as of each of November 30, 2002 and February 28, 2003, (e) 3.25 to 1.00 as of May 31, 2003, and (f) 3.00 to 1.00 as of the end of
each fiscal quarter thereafter. The Leverage Ratio shall be calculated as of the last day of each fiscal quarter based upon (1) for Indebtedness For Borrowed Money, as of the last day of each such fiscal quarter; and (2) for EBITDA, the actual amount for the four-quarter period ending on such day, and shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company's reasonable judgement and satisfactory to the Administrative Agent and as reported to the Administrative Agent. For purposes of determining compliance with this covenant, the EBITDA of the Company and its consolidated Subsidiaries for any period of four fiscal periods ending on or prior to November 1, 2002 shall be deemed to include the EBITDA attributable to NSI's lighting equipment and chemicals businesses for the portion of such period that ends on November 30, 2001 (and such EBITDA shall be determined on a basis consistent with Agreement Accounting Principles).

         6.18.2. Minimum Interest Expense Coverage Ratio. The Company shall maintain a ratio (the "INTEREST EXPENSE COVERAGE RATIO") of (i) EBIT to (ii) Interest Expense for the applicable period of at least 2.50 to 1.00 as of the end of each fiscal quarter ending on or after February 28, 2002. The Interest Expense Coverage Ratio shall be calculated as of the last day of each fiscal quarter for the actual amount of EBIT and Interest Expense for the four-quarter period ending on such day, and shall be calculated, with respect to Permitted Acquisitions, on a pro forma basis using historical audited and reviewed unaudited financial statements obtained from the seller(s) in such Permitted Acquisition, broken down by fiscal quarter in the Company's reasonable judgement and satisfactory to the Administrative Agent. For purposes of determining compliance with this covenant, the EBIT of the Company and its consolidated Subsidiaries for any period of four fiscal periods ending on or prior to November 1, 2002 shall be deemed to include the EBIT attributable to NSI's lighting equipment and chemicals businesses for the portion of such period that ends on November 30, 2001 (and such EBIT shall be determined on a basis consistent with Agreement Accounting Principles).

                                  ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Breach of Representations or Warranties. Any representation or warranty made or deemed made by or on behalf of the Company or any of its Subsidiaries to the Lenders or the Agents under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made.

         7.2. Failure to Make Payments When Due. Nonpayment of (i) principal of any Loan when due, (ii) any Reimbursement Obligation within one (1) Business Day after the same becomes due, or (iii) interest upon any Loan or any Facility Fee, Utilization Fee, LC Fee or other Obligations under any of the Loan Documents within five (5) Business Days after such interest, fee or other Obligation becomes due.

         7.3. Breach of Covenants. The breach by any Borrower of any of the terms or provisions of Section 6.1(iii), Sections 6.2 through 6.4, (with respect to the Company's or any of its Subsidiaries' existence), Section 6.9(i), Sections 6.11 through 6.13 or Section 6.18.

         7.4. Other Breaches. The breach by any Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty (30) days after the earlier to occur of (i) written notice thereof has been given to the Company by the Administrative Agent at the request of any Lender or (ii) an Authorized Officer otherwise becomes aware of any such breach; provided, however, that such cure period for such breach (other than a breach of the terms or provisions of Section 6.10) shall be extended for a period of time, not to exceed an additional thirty (30) days, reasonably sufficient to permit such Borrower to cure such failure if such failure cannot be cured within the initial 30-day period but reasonably could be expected to be capable of cure within such additional thirty (30) days, such Borrower has commenced efforts to cure such failure during the initial 30-day period and such Borrower is diligently pursuing such cure.

         7.5.     Default as to Other Indebtedness.

         (i) Failure of the Company or any of its Subsidiaries to pay when due (whether at stated maturity, by acceleration or otherwise) (a) any Indebtedness under the 364-Day Credit Agreement (after giving effect to any applicable grace periods) or (b) any other Indebtedness which, individually or in the aggregate exceeds $25,000,000 (or the equivalent in currencies other than Dollars) (such Indebtedness under the 364-Day Credit Agreement and such other Indebtedness being referred to as "MATERIAL INDEBTEDNESS"); or

         (ii) Any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

         (iii) The Company or any of its Material Subsidiaries shall fail to pay, or shall admit in writing its inability to pay, its debts generally as they become due; or

         (iv) The default by the Company or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause such Material Indebtedness to become due prior to its stated maturity.

         7.6. Voluntary Bankruptcy; Appointment of Receiver; Etc. The Company or any of its Material Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief with respect to it under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Involuntary Bankruptcy; Appointment of Receiver; Etc. Without the application, approval or consent of the Company or any of its Material Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Material Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         7.8. Judgments. The Company or any of its Subsidiaries shall fail within thirty (30) days after the final entry thereof to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money (except to the extent covered by independent third-party insurance as to which the insurer has not disclaimed coverage) in the aggregate in excess of ten percent (10%) of the Company's Consolidated Net Worth as reported in the most recent annual audited financial statements delivered to the Lenders pursuant to Section 6.1(i), or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.9. Unfunded Liabilities. The sum of (a) the Unfunded Liabilities of all Plans and (b) the present value of the aggregate unfunded liabilities to provide the accrued benefits under all Foreign Pension Plans exceeds in the aggregate an amount equal to ten percent (10%) of the Company's Consolidated Net Worth as reported on the most recent audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery of the first such audited financial statements under Section 6.1(i), as reported on the Combined Balance Sheets), or any Reportable Event shall occur in connection with any Plan if the liability of the Company or any of its Subsidiaries resulting from such Reportable Event exceeds in the aggregate an amount equal to ten percent (10%) of the Company's Consolidated Net Worth as reported on the most recent audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery of the first such audited financial statements under Section 6.1(i), as reported on the Combined Balance Sheets).

         7.10. Other ERISA Liabilities. The Company or any other member of its Controlled Group has incurred withdrawal liability or become obligated to make contributions to a Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Company or any other member of its Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds ten percent (10%) of the Company's Consolidated Net Worth as reported in the most recent annual audited financial statements delivered to the Lenders pursuant to Section 6.1(i) or requires payments per annum exceeding ten percent (10%) of the Company's Consolidated Net Worth as reported in the most recent annual audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery to the Lenders of the first such financial statements, as reported on the Combined Balance Sheets).

         7.11. Environmental Matters. The Company or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Company, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.12.    Change in Control. Any Change in Control shall occur.

         7.13. Receivables Purchase Document Events. Other than at the request of an Affiliate of the Company party thereto (as permitted thereunder), an event shall occur which (i) permits the investors in a Receivables Purchase Facility to require amortization or liquidation of the facility or (ii) results in the termination of reinvestment or re-advancing of collections or proceeds of Receivables and Related Security shall occur under the Receivables Purchase Documents, and, in the case of an event described in clause (i) or clause (ii), the Company or any


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

Subsidiary thereof (other than any SPV) has liability in excess of ten percent (10%) of the Company's Consolidated Net Worth as reported on the most recent audited financial statements delivered to the Lenders pursuant to Section 6.1(i) (or, prior to the delivery of the first such audited financial statements under Section 6.1(i), as reported on the Combined Balance Sheets).

         7.14. Guarantor Revocation. Any guarantor of the Obligations shall deny, disaffirm, terminate or revoke any of its obligations under the applicable Guaranty (except in accordance with Section 11.15 hereof) or breach any of the material terms of such Guaranty.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1.     Acceleration.

         (i) If any Default described in Section 7.6 or 7.7 occurs with respect to any Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any LC Issuer or any Lender, and the Borrowers will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the Collateral Shortfall Amount. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuers to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive, and (b) upon notice to the Borrowers and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrowers to pay, and the Borrowers will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuers to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to any Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrowers, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or


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

thereunder or waiving any Default hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

         (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto (other than a waiver of the application of the default rate of interest or LC Fees pursuant to Section 2.12 hereof).

         (ii) Change the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters or otherwise amend the definitions of "Required Lenders" or "Pro Rata Share".

         (iii) Extend the Facility Termination Date, or increase the amount or otherwise extend the term of the Commitment of any Lender hereunder or the commitment to issue Facility LCs.

         (iv) Permit any Borrower to assign its rights or obligations under this Agreement.

         (v) Other than pursuant to a transaction permitted by the terms of this Agreement, release any guarantor of the Obligations or any substantial portion of the collateral, if any, securing the Obligations.

         (vi)     Amend this Section 8.2.

No amendment of any provision of this Agreement relating to any Agent shall be effective without the written consent of such Agent. No amendment of any provision of this Agreement relating to any LC Issuer shall be effective without the written consent of such LC Issuer. No amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Administrative Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the LC Issuers or Agents to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or Unmatured Default or the inability of the Borrowers to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by, or by the Administrative Agent with the consent of, the requisite number of Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agents, the LC Issuers and the Lenders until all of the Obligations have been paid in full.


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

                                   ARTICLE IX

                          JOINT AND SEVERAL OBLIGATIONS

         9.1. Joint and Several Liability. Each Borrower agrees that it is jointly and severally, directly and primarily liable to the Administrative Agent, the Lenders and the LC Issuers for payment, performance and satisfaction in full of the Obligations and that such liability is independent of the duties, obligations, and liabilities of the other Borrowers. The Administrative Agent, the Lenders and the LC Issuers may jointly bring a separate action or actions on each, any, or all of the Obligations against any Borrower, whether action is brought against the other Borrowers or whether the other Borrowers are joined in such action. In the event that any Borrower fails to make any payment of any Obligations on or before the due date thereof, the other Borrowers immediately shall cause such payment to be made or each of such Obligations to be performed, kept, observed, or fulfilled.

         9.2. Primary Obligation; Waiver of Marshalling. This Agreement and the Loan Documents to which Borrowers are a party are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to this Agreement or the Loan Documents to which Borrowers are a party. Each Borrower agrees that its liability under this Agreement and the Loan Documents to which it is a party shall be immediate and shall not be contingent upon the exercise or enforcement by the Administrative Agent, the Lenders and the LC Issuers of whatever remedies they may have against the other Borrowers. Each Borrower consents and agrees that the Administrative Agent, the Lenders and the LC Issuers shall be under no obligation to marshal any assets of any Borrower against or in payment of any or all of the Obligations.

         9.3. Financial Condition of Borrowers. Each Borrower acknowledges that it is presently informed as to the financial condition of the other Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will continue to keep informed as to the financial condition of the other Borrowers, the status of the other Borrowers and of all circumstances which bear upon the risk of nonpayment. Absent a written request from any Borrower to the Administrative Agent, the Lenders and the LC Issuers for information, each Borrower hereby waives any and all rights it may have to require the Administrative Agent, the Lenders and the LC Issuers to disclose to such Borrower any information which the Administrative Agent, the Lenders and the LC Issuers may now or hereafter acquire concerning the condition or circumstances of the other Borrowers.

         9.4. Continuing Liability. Subject to the provisions of Section 2.22, the liability of each Borrower under this Agreement and the Loan Documents to which such Borrower is a party includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part. To the maximum extent permitted


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

by law, each Borrower hereby waives any right to revoke its liability under this Agreement and Loan Documents as to future indebtedness.

         9.5. Additional Waivers. Each Borrower absolutely, unconditionally, knowingly, and expressly waives (a) notice of acceptance hereof; (b) notice of any Loans or other financial accommodations made or extended under this Agreement and the Loan Documents to which Borrowers are a party or the creation or existence of any Obligations; (c) notice of the amount of the Obligations, subject, however, to each Borrower's right to make inquiry of the Administrative Agent, the Lenders and the LC Issuers to ascertain the amount of the Obligations at any reasonable time; (d) notice of any adverse change in the financial condition of the other Borrowers or of any other fact that might increase such Borrower's risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents to which Borrowers are a party; (f) notice of any Default or Unmatured Default; (g) all other notices (except, in each case, if such notice is specifically required to be given to any Borrower hereunder or under the Loan Documents to which Borrowers are a party and demands to which such Borrower might otherwise be entitled); (h) any right of subrogation such Borrower has or may have as against the other Borrowers with respect to the Obligations; (i) any right to proceed against the other Borrowers or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations; and (j) any right to proceed or seek recourse against or with respect to any property or asset of the other Borrowers.

         9.6. Settlements or Releases. Each Borrower consents and agrees that, without notice to or by such Borrower, and without affecting or impairing the liability of such Borrower hereunder, the Administrative Agent, the Lenders and the LC Issuers may, by action or inaction (i) compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce this Agreement and the Loan Documents, or any part thereof, with respect to the other Borrowers or any Guarantor; (ii) release the other Borrowers or any Guarantor or grant other indulgences to the other Borrowers or any Guarantor in respect thereof; or (iii) release or substitute any Guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security, if any, for the Obligations or any other guaranty of the Obligations, or any portion thereof.

         9.7. No Election. The Administrative Agent, the Lenders and the LC Issuers shall have the right to seek recourse against each Borrower to the fullest extent provided for herein, and no election by the Administrative Agent, the Lenders and the LC Issuers to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Administrative Agent's, any Lenders' or any LC Issuers' right to proceed in any other form of action or proceeding or against other parties unless the Administrative Agent, the Lenders and the LC Issuers have expressly waived such right in writing.

         9.8. Joint Loan Account. At the request of Borrowers to facilitate and expedite the administration and accounting processes and procedures of the Loans and the Facility LCs, the Administrative Agent, the Lenders and the LC Issuers have agreed, in lieu of maintaining separate loan accounts on the Administrative Agent's, the Lenders' and the LC Issuers' books in


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

the name of each of the Borrowers, that the Administrative Agent, the Lenders and the LC Issuers may maintain a single loan account under the name of all of the Borrowers (the "Joint Loan Account"). All Loans shall be charged to the Joint Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement. The Joint Loan Account shall be credited with all repayments of Obligations received by the Administrative Agent, the Lenders and the LC Issuers, on behalf of Borrowers, from any Borrower pursuant to the terms of this Agreement.

         9.9. Apportionment of Proceeds of Loans. Each Borrower expressly agrees and acknowledges that the Administrative Agent, the Lenders and the LC Issuers shall have no responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of Borrowers of (a) the Loans, the Reimbursement Obligations or any other Obligation, or (b) any of the expenses and other items charged to the Joint Loan Account pursuant to this Agreement. The Loans, the Reimbursement Obligations and the other Obligations and such expenses and other items shall be made for the collective, joint, and several account of Borrowers and shall be charged to the Joint Loan Account.

         9.10. The Administrative Agent, Lenders and LC Issuers Held Harmless. Each Borrower agrees and acknowledges that the administration of this Agreement on a combined basis, as set forth herein, is being done as an accommodation to the Borrowers and at their request, and that the Administrative Agent, the Lenders and the LC Issuers shall incur no liability to any Borrower as a result thereof. To induce the Administrative Agent, the Lenders and the LC Issuers to do so, and in consideration thereof, each Borrower hereby agrees to indemnify and hold the Administrative Agent, the Lenders and the LC Issuers harmless from and against any and all liability, expense, loss, damage, claim of damage, or injury, made against the Administrative Agent, the Lenders and the LC Issuers by Borrowers or by any other Person, arising from or incurred by reason of such administration of the Agreement on a combined basis, except to the extent such liability, expense, loss, damage, claim of damage, or injury solely arises from the gross negligence or willful misconduct or breach of the obligations under the Loan Documents of the Administrative Agent, the Lenders and the LC Issuers, as applicable.

         9.11. Borrowers' Integrated Operations. Each Borrower represents and warrants to the Administrative Agent, the Lenders and the LC Issuers that the collective administration of the Loans is being undertaken by the Administrative Agent, the Lenders and the LC Issuers pursuant to this Agreement because Borrowers are integrated in their operation and administration and require financing on a basis permitting the availability of credit from time to time to the Borrowers. Each Borrower will derive benefit, directly and indirectly, from such collective administration and credit availability because the successful operation of each Borrower is enhanced by the continued successful performance of the integrated group.

                                   ARTICLE X

                               GENERAL PROVISIONS

         10.1. Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.


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

         10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither any LC Issuer nor any Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.

         10.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         10.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agents, the LC Issuers and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agents, the LC Issuers and the Lenders relating to the subject matter thereof other than the fee letter described in Section 11.13.

         10.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agents are authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10, 10.11, and 10.13 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         10.6.    Expenses; Indemnification.

         (i) The Borrowers shall reimburse the Administrative Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals for the Administrative Agent and Arranger, which attorneys and paralegals may or may not be employees of the Administrative Agent or the Arranger, and expenses of and fees for other advisors and professionals engaged by the Administrative Agent or the Arranger) paid or incurred by the Administrative Agent or the Arranger in connection with the investigation, preparation, negotiation, documentation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, administration and collection of the Loan Documents. The Borrowers also agree to reimburse the Agents, the Arranger, the LC Issuers and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals for the Agents, the Arranger, the LC Issuers and the Lenders, which attorneys and paralegals may be employees of the Agents, the Arranger, the LC Issuers or the Lenders) paid or incurred by the Agents, the Arranger, any LC Issuers or any Lender in connection with the collection and enforcement of the Loan Documents. Notwithstanding anything herein or in any other Loan Document to the contrary, any and all provisions in this Agreement or in any other Loan Document that obligates the Company or any of its Subsidiaries to pay the attorney's fees or expenses of another Person shall be deemed to obligate the Company or such Subsidiary (as the case may be) to pay the actual and reasonable attorney's fees and expenses of such Person and such fees and expenses shall be calculated without giving effect to any statutory presumptions as to the reasonableness or the amount thereof that may apply under applicable law.

         (ii) The Borrowers hereby further agree to indemnify the Agents, the Arranger, the LC Issuers, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable expenses of litigation or preparation therefor whether or not the Agents, the Arranger, the LC Issuers, any Lender or any affiliate is a party thereto, and all reasonable attorneys' and paralegals' fees, time charges and expenses of attorneys and paralegals of the party seeking indemnification, which attorneys and paralegals may or may not be employees of such party seeking indemnification) which any of them may pay or incur arising out of or relating to this Agreement, the other Transaction Documents, the Spin-Off Transactions or any other transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, except to the extent that they are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification or by reason of such indemnified party's breach of its obligations under the Loan Documents, or are the result of claims of any Lender against other Lenders or against the Administrative Agent not attributable to the Company's or any of its Subsidiary's actions and for which the Company and its Subsidiaries otherwise have no liability. The obligations of the Borrowers under this Section 10.6 shall survive the termination of this Agreement.

         10.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders, to the extent that the Administrative Agent deems necessary.

         10.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by the Company or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, tests, restrictions or standards herein or in the related definitions or terms used therein ("Accounting Changes"), the parties hereto agree, at the Company's request, to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating the Company's and its Subsidiaries' financial condition shall be the same after such changes as if such changes had not been made; provided, however, until such provisions are amended in a manner reasonably mutually satisfactory to the Company, the Administrative Agent and the Required Lenders, no Accounting Change shall be given effect in such calculations and all financial statements and reports required to be delivered hereunder shall be prepared in accordance with Agreement Accounting Principles without taking into account such Accounting Changes. In the event such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment.

         10.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         10.10. Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders, the LC Issuers and the Agents on the other hand shall be solely that of borrower and lender. None of the Agents, the Arranger, the LC Issuers or any Lender shall have any fiduciary responsibilities to the Borrowers. None of the Agents, the Arranger, the LC Issuers or any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of any Borrower's business or operations. The Borrowers agree that none of the Agents, the Arranger, the LC Issuers or any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final, non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct or breach of the obligations under the Loan Documents of the party from which recovery is sought. None of the Agents, the Arranger, the LC Issuers or any Lender shall have any liability with respect to, and the Borrowers hereby waive, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         10.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from any Borrower pursuant to this Agreement in confidence, except for disclosure to the following Persons for the following purposes (and under the terms of confidence that are substantially the same as this Section in the case of any disclosure covered by clause (i), (ii), (vi) or
(vii) below): (i) to other Lenders and their respective Affiliates in connection with the transactions contemplated by this Agreement, (ii) to legal counsel, accountants, and other professional advisors to such Lender in connection with the transactions contemplated by this Agreement or to a Transferee or prospective Transferee in connection with the transactions contemplated by this Agreement, (iii) to regulatory officials as required by applicable law as determined by such Lender (which determination shall be conclusive and binding on all parties hereto), (iv) to any Person as required by law, regulation, or legal process as determined by such Lender (which determination shall be conclusive and binding on all parties hereto), (v) to any Person to the extent required in any legal proceeding to which such Lender is a party as determined by such Lender (which determination shall be conclusive and binding on all parties hereto), (vi) to such Lender's direct or indirect contractual counterparties in swap agreements relating to the Loans or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 13.4.

         10.12. Lenders Not Utilizing Plan Assets. None of the consideration used by any of the Lenders, any LC Issuer or Designated Lenders to make its Credit Extensions constitutes for any purpose of ERISA or Section 4975 of the Code assets of any "plan" as defined in Section 3(3) of ERISA or Section 4975 of the Code and the rights and interests of each of the Lenders, the LC


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

Issuers and Designated Lenders in and under the Loan Documents shall not constitute such "plan assets" under ERISA.

         10.13. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for herein.

         10.14. Disclosure. The Borrowers and each Lender hereby acknowledge and agree that Bank One and/or its respective Affiliates and certain of the other Lenders and/or their respective Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrowers and its Affiliates.

         10.15. Subordination of Intercompany Indebtedness. The Borrowers agree that any and all claims of any Borrower against any Guarantor with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Obligations; provided that, and not in contravention of the foregoing, so long as no Default is continuing the Borrowers may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness to the extent otherwise permitted under this Agreement. Notwithstanding any right of any Borrower to ask, demand, sue for, take or receive any payment from any Guarantor, all rights, liens and security interests of the Borrowers, whether now or hereafter arising and howsoever existing, in any assets of any Guarantor (whether constituting part of any collateral given to any Agent or any Lender to secure payment of all or any part of the Obligations or otherwise) shall be and are subordinated to the rights of the Agents, the LC Issuers and the Lenders in those assets. No Borrower shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to all of the Loan Documents have been terminated. If all or any part of the assets of any Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of any Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Guarantor is dissolved or if substantially all of the assets of any Guarantor are sold (other than in an transaction permitted under this Agreement), then, and in any such event (such events being herein referred to as an "INSOLVENCY EVENT"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Guarantor to any Borrower ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Administrative Agent for application on any of the Obligations, due or to become due, until such Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to all of the Loan Documents, such Borrower shall receive and hold the same in trust, as trustee, for the benefit of the Agents, the LC Issuers and the Lenders and shall forthwith deliver the same to the


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Administrative Agent, for the benefit of the Agents, the LC Issuers and the
Lenders, in precisely the form received (except for the endorsement or assignment of such Borrower where necessary), for application to any of the Obligations, due or not due, and, until so delivered, the same shall be held in trust by such Borrower as the property of the Agents, the LC Issuers and the Lenders. If any Borrower fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Borrower agrees that until the Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrowers and the Agents, the LC Issuers and the Lenders have been terminated, no Borrower will assign or transfer to any Person (other than the Administrative Agent or any other transferee that agrees to be bound by the terms of this Agreement in writing (in form and substance acceptable to the Administrative Agent)) any claim any Borrower has or may have against any Guarantor.

                                   ARTICLE XI

                                   THE AGENTS

         11.1. Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Wachovia Bank, N.A. is hereby appointed by each of the Lenders as the Syndication Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Syndication Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. Each Agent agrees to act as such contractual representative upon the express conditions contained in this Article
XI. Notwithstanding the use of the defined term "ADMINISTRATIVE AGENT" or "SYNDICATION AGENT", it is expressly understood and agreed that no Agent shall have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that each Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In their capacities as the Lenders' contractual representative, the Agents (i) do not hereby assume any fiduciary duties to any of the Lenders, (ii) are "representatives" of the Lenders within the meaning of Section 9-102 of the Uniform Commercial Code and
(iii) are acting as independent contractors, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against any Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         11.2. Powers. Each Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to such Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agents shall have no implied duties or fiduciary duties to the Lenders or any obligation to the Lenders to take any action thereunder, except any action specifically provided by the Loan Documents to be taken by the applicable Agents.


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

         11.3. General Immunity. No Agent or any of its respective directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final, non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         11.4. No Responsibility for Loans, Recitals, etc. No Agent or any of its respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agents or any of them;
(d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrowers or any guarantor of any of the Obligations or of any of the Company's or any such guarantor's respective Subsidiaries. The Agents shall have no duty to disclose to the Lenders information that is not required to be furnished by any Borrower to any Agent at such time, but is voluntarily furnished by any Borrower to such Agent (either in its capacity as an Agent or in its individual capacity).

         11.5. Action on Instructions of Lenders. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agents shall be under no duty to take any discretionary action permitted to be taken by any of them pursuant to the provisions of this Agreement or any other Loan Document unless they shall be requested in writing to do so by the Required Lenders (or all of the Lenders in the event that and to the extent that this Agreement expressly requires such). Each Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         11.6. Employment of Agents and Counsel. Any Agent may execute any of its respective duties as an Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Each Agent shall be entitled to advice of counsel concerning the contractual arrangement between such Agent and the Lenders and all matters pertaining to such Agent's duties hereunder and under any other Loan Document.


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

         11.7. Reliance on Documents; Counsel. Each Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by such Agent, which counsel may be employees of such Agent.

         11.8. Agents' Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify each Agent ratably in proportion to the Lenders' Pro Rata Shares of Aggregate Commitment (or, after the Facility Termination Date, of the Aggregate Outstanding Credit Exposure) (i) for any amounts not reimbursed by the Borrowers for which such Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (ii) for any other expenses incurred by such Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, but not limited to, for any expenses incurred by such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders) and
(iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against such Agent in connection with any dispute between such Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that
(i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final, non-appealable judgment in a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 11.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

         11.9. Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless such Agent has received written notice from a Lender or the Borrowers referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give prompt notice thereof to the Lenders.

         11.10. Rights as a Lender. In the event any Agent is a Lender, such Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not an Agent, and the term "Lender" or "Lenders" shall, at any time when any Agent is a Lender, unless the context otherwise indicates, include such Agent in its individual capacity. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Company or any of its Subsidiaries in which the Company or such Subsidiary is not restricted hereby from engaging with any other Person.


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

         11.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Arranger or any other Lender and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         11.12. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lenders and the Company, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. Any Agent may be removed at any time with or without cause by written notice received by such Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, any Agent may at any time, without the consent of any Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as its successor Agent hereunder. If an Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of such Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender if there is no Administrative Agent and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of an Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XI shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 11.12, then (a) the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent and (b) the references to "Bank One" in the definitions of "Eurodollar Base Rate" and "Prime Rate" and in the last sentence of Section 2.13 shall be deemed to be a reference to such successor Administrative Agent in its individual capacity.

         11.13. Agent and Arranger Fees. The Company agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by NSI, the Administrative Agent and the Arranger pursuant to that certain letter agreement dated on or about February 20, 2002 or as otherwise agreed from time to time.


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         11.14.   Delegation to Affiliates. The Borrowers and the Lenders agree that any Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the applicable Agent is entitled under Articles IX and X.

         11.15. Release of Guarantors. Upon the liquidation or dissolution of any Guarantor, or the sale of all of the Capital Stock of any Guarantor owned by the Company and its Subsidiaries, in each case which does not violate the terms of any Loan Document or is consented to in writing by the Required Lenders or all of the Lenders, as applicable, such Guarantor shall be automatically released from all obligations under the Guaranty and any other Loan Documents to which it is a party (other than contingent indemnity obligations), and upon at least five (5) Business Days' prior written request by the Company, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the applicable Guarantor from its obligations under the Guaranty and such other Loan Documents; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's reasonable opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Guarantor without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations of the Borrowers, any other Guarantor's obligations under the Guaranty, or, if applicable, any obligations of the Company or any Subsidiary in respect of the proceeds of any such sale retained by the Company or any Subsidiary.

                                  ARTICLE XII

                            SETOFF; RATABLE PAYMENTS

         12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or (to the extent permitted by applicable law) any Affiliate of any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         12.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a participation in the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of


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the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         13.1.    Successors and Assigns; Designated Lenders.

         13.1.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Agents and the Lenders and their respective successors and assigns, except that
(i) no Borrower shall have the right to assign its rights or obligations under the Loan Documents without the consent of all of the Lenders, and any such assignment in violation of this Section 13.1.1 shall be null and void, and (ii) any assignment by any Lender must be made in compliance with Section 13.3. The parties to this Agreement acknowledge that clause (ii) of this Section 13.1.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 13.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         13.1.2.  Designated Lenders.

         (i) Subject to the terms and conditions set forth in this Section 13.1.2, any Lender may from time to time elect to designate an Eligible Designee to provide all or any part of the Revolving Loans to be made by such Lender pursuant to this Agreement; provided that the designation of an Eligible Designee by any Lender for purposes of this Section 13.1.2 shall be subject to the approval of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Upon the execution by the parties to each such designation of an agreement in the form of Exhibit G hereto (a "DESIGNATION AGREEMENT") and the acceptance thereof by the Administrative Agent, the Eligible Designee shall become a Designated Lender for purposes of this Agreement. The Designating Lender shall thereafter have the right to permit the Designated Lender to provide all or a portion of the Revolving Loans to be made by the


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Designating Lender pursuant to the terms of this Agreement and the making of the
Revolving Loans or portion thereof shall satisfy the obligations of the Designating Lender to the same extent, and as if, such Revolving Loan was made by the Designating Lender. As to any Revolving Loan made by it, each Designated Lender shall have all the rights a Lender making such Revolving Loan would have under this Agreement and otherwise; provided, (x) that all voting rights under this Agreement shall be exercised solely by the Designating Lender, (y) each Designating Lender shall remain solely responsible to the other parties hereto for its obligations under this Agreement, including the obligations of a Lender in respect of Revolving Loans made by its Designated Lender and (z) no Designated Lender shall be entitled to reimbursement under Article III hereof for any amount which would exceed the amount that would have been payable by any Borrower to the Lender from which the Designated Lender obtained any interests hereunder. No additional Notes shall be required with respect to Revolving Loans provided by a Designated Lender; provided, however, to the extent any Designated Lender shall advance funds, the Designating Lender shall be deemed to hold the Notes in its possession as an agent for such Designated Lender to the extent of the Revolving Loan funded by such Designated Lender. Such Designating Lender shall act as administrative agent for its Designated Lender and give and receive notices and communications hereunder. Any payments for the account of any Designated Lender shall be paid to its Designating Lender as administrative agent for such Designated Lender and neither the Borrowers nor the Administrative Agent shall be responsible for any Designating Lender's application of such payments. In addition, any Designated Lender may (1) with notice to, but without the consent of the Borrowers or the Administrative Agent, assign all or portions of its interests in any Revolving Loans to its Designating Lender or to any financial institution consented to by the Administrative Agent providing liquidity and/or credit facilities to or for the account of such Designated Lender and (2) subject to advising any such Person that such information is to be treated as confidential in accordance with such Person's customary practices for dealing with confidential, non-public information, disclose on a confidential basis any non-public information relating to its Revolving Loans to any rating agency, commercial paper dealer or provider of any guarantee, surety or credit or liquidity enhancement to such Designated Lender.

         (ii) Each party to this Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after the payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 13.1.2 shall survive the termination of this Agreement.

         13.2.    Participations.

         13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of


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participating interests to a Participant, such Lender's obligations under the
Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

         13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest if such amendment, modification or waiver would otherwise require the consent of all the Lenders under Section 8.2.

         13.2.3. Benefit of Setoff. The Borrowers agree that, to the maximum extent permitted by applicable law, each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section
12.2 as if each Participant were a Lender.

         13.3.    Assignments.

         13.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be evidenced by an agreement substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto (each such agreement, an "ASSIGNMENT AGREEMENT"). The consent of the Company, the LC Issuers and the Administrative Agent shall be required prior to an Assignment Agreement becoming effective with respect to a Purchaser which is not a Lender, an Affiliate thereof or a Designated Lender, provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender, an Affiliate thereof or a Designated Lender shall (unless each of the Company and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 and integral multiples of $1,000,000 in excess thereof or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment), or, if the Facility Termination Date has occurred, the remaining amount of the assigning Lender's Outstanding Credit Exposure.

         13.3.2. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of an Assignment Agreement, together with any consents required by Section 13.3.1, and (ii) payment


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of a $4,000 fee to the Administrative Agent for processing such assignment
(unless such fee is waived by the Administrative Agent or unless such assignment is made to such assigning Lender's Affiliate), such assignment shall become effective on the effective date specified in such assignment. The Assignment Agreement shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable Assignment Agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by any Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Administrative Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments (or, if the Facility Termination Date has occurred, their respective Outstanding Credit Exposure), as adjusted pursuant to such assignment.

         13.3.3. The Register. Notwithstanding anything to the contrary in this Agreement, the Borrowers hereby designate the Administrative Agent, and the Administrative Agent, hereby accepts such designation, to serve as the Borrowers' contractual representative solely for purposes of this Section
13.3.3. In this connection, the Administrative Agent shall maintain at its address referred to in Section 14.1 a copy of each Assignment Agreement delivered to and accepted by it pursuant to this Section 13.3.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, principal amount of and interest on the Revolving Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this
Section 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         13.4. Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries, including without limitation any information contained in any reports or other information delivered by any Borrower pursuant to Section 6.1; provided that each Transferee and prospective Transferee agrees to be bound by Section 10.11 of this Agreement.

         13.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                   ARTICLE XIV

                                     NOTICES

         14.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the initial Borrowers, the Agents or any Lender party hereto as of the Closing Date, at its respective address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender that becomes a party hereto pursuant to Section 13.3, at its address or facsimile number set forth in the applicable Assignment Agreement or, if none is provided therein, in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by United States mail, 72 hours after such communication is deposited in such mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received. For all purposes under this Agreement and the other Loan Documents, (A) notice to the Administrative Agent from any Borrower shall not be deemed to be effective until actually received by the Administrative Agent, and (B) delivery of any notice to the Company shall be deemed to have been delivered to the Borrowers.

         14.2. Change of Address. The Borrowers, the Agents and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the initial Borrowers, the Agents, the LC Issuers and the Lenders and each party has notified the Agents by facsimile transmission or telephone that it has taken such action.

                                  ARTICLE XVI

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         16.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         16.2. CONSENT TO JURISDICTION. EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENTS, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE AGENTS, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENTS, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS OR THE CITY IN WHICH THE PRINCIPAL OFFICE OF SUCH AGENT, LENDER OR AFFILIATE, AS THE CASE MAY BE, IS LOCATED.

         16.3. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWERS, THE AGENTS, EACH LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                            [Signature Pages Follow]

                                                                       EXHIBIT 2


         IN WITNESS WHEREOF, the initial Borrowers, the Lenders, the LC Issuers and the Agents have executed this Agreement as of the date first above written.

                                       ACUITY BRANDS, INC., as a Borrower



                                       By: /s/ Vernon J. Nagel
                                           ------------------------------
                                       Name:  Vernon J. Nagel
                                       Title: Executive Vice President
                                              and Chief Financial Officer


                                       Acuity Brands, Inc.
                                       1420 Peachtree Street NE
                                       Atlanta, Georgia  30309-3002
                                       Attention: Mr. Dan Smith
                                       Phone: 404-853-1423
                                       Fax: 404-853-1430
                                       E-mail: dan.smith@acuitybrands.com

                                                with a copy to:

                                       Acuity Brands, Inc
                                       1420 Peachtree Street NE
                                       Atlanta, Georgia  30309-3002
                                       Attention: Mr. Ken Murphy
                                       Phone: 404-853-1415
                                       Fax: 404-853-1015
                                       E-mail: ken.murphy@acuitybrands.com

                                       ACUITY LIGHTING GROUP, INC., as a
                                       Borrower



                                       By:  /s/ Vernon J. Nagel
                                            -----------------------------------
                                       Name:  Vernon J. Nagel
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                       Acuity Lighting Group, Inc.
                                       1420 Peachtree Street NE
                                       Atlanta, Georgia  30309-3002
                                       Attention: Mr. Dan Smith
                                       Phone: 404-853-1423
                                       Fax: 404-853-1430
                                       E-mail: dan.smith@acuitybrands.com

                                                with a copy to:

                                       Acuity Brands, Inc
                                       1420 Peachtree Street NE
                                       Atlanta, Georgia  30309-3002
                                       Attention: Mr. Ken Murphy
                                       Phone: 404-853-1415
                                       Fax: 404-853-1015
                                       E-mail: ken.murphy@acuitybrands.com

                                       ACUITY SPECIALTY PRODUCTS GROUP,
                                       INC., as a Borrower



                                       By:  /s/ Vernon J. Nagel
                                            -----------------------------------
                                       Name:  Vernon J. Nagel
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                       Acuity Specialty Products Group, Inc.
                                       1420 Peachtree Street NE
                                       Atlanta, Georgia  30309-3002
                                       Attention: Mr. Dan Smith
                                       Phone: 404-853-1423
                                       Fax: 404-853-1430
                                       E-mail: dan.smith@acuitybrands.com

                                                with a copy to:

                                       Acuity Brands, Inc
                                       1420 Peachtree Street NE
                                       Atlanta, Georgia  30309-3002
                                       Attention: Mr. Ken Murphy
                                       Phone: 404-853-1415
                                       Fax: 404-853-1015
                                       E-mail: ken.murphy@acuitybrands.com

                                       BANK ONE, NA (Main Office Chicago), as
                                       the Administrative Agent and as a Lender



                                       By:  /s/ Steven P. Sullivan
                                            -----------------------------------
                                       Name:  Steven P. Sullivan
                                       Title: Associate Director

                                       1 Bank One Plaza
                                       Chicago, IL  60670

                                       Attention: Tim J. King
                                       Phone: (312) 732-4973
                                       Fax: (312) 732-6894
                                       E-mail: tim_j_king@bankone.com

                                       WACHOVIA BANK, N.A., as the Syndication
                                       Agent and as a Lender


                                       By:  /s/ Walter R. Gillikin
                                            -----------------------------------
                                       Name:  Walter R. Gillikin
                                       Title: Director

                                       191 Peachtree Street, N.E.
                                       28th Floor
                                       Atlanta, GA 30303

                                       Attention: Karin E. Reel
                                       Phone: (404) 332-5187
                                       Fax: (404) 332-4058
                                       E-mail: karin.reel@wachovia.com

                                       ING CAPITAL LLC, as a Lender


                                       By:  /s/ John Lanier
                                            -----------------------------------
                                       Name:  John Lanier
                                       Title: Director

                                       Address:          ______________________
                                                         ______________________

                                       Attention:        ______________________
                                       Phone:            ______________________
                                       Fax:              ______________________
                                       E-mail:           ______________________

                                       THE BANK OF NEW YORK, as a Lender

                                       By:   /s/ David C. Siegel
                                           ------------------------------
                                       Name:  David C. Siegel
                                       Title:  Vice President

                                       Address:      One Wall Street
                                                     22nd Floor
                                                     New York, NY 10286

                                       Attention:        David Siegel, VP
                                       Phone:            (212) 635-6899
                                       Fax:              (212) 635-6434
                                       E-mail:           dsiegel@bankofny.com

                                  BANK OF AMERICA, N.A., as a Lender


                                  By: /s/ Richard C. Hardison
                                     ---------------------------------
                                  Name:   Richard C. Hardison
                                  Title:    Vice President

                                  Bank of America Corporate Center
                                  100 N. Tryon St., 17th Floor
                                  NCI-007-17-12
                                  Charlotte, NC 28255

                                  Attention:  Richard C. Hardison
                                  Phone:  (704) 386-1185
                                  Fax:  (704) 388-8268
                                  E-mail:  richard.c.hardison@bankofamerica.com

                                  REGIONS BANK, as a Lender


                                  By:  /s/ Stephen H. Lee
                                       --------------------------
                                  Name:  Stephen H. Lee
                                  Title:  Senior Vice President

                                  Regions Bank
                                  6637 Roswell Road
                                  Atlanta, GA  30328

                                  Attention:  W. Brad Davis
                                  Phone:  (404) 255-8550 x237
                                  Fax:  (404) 257-2872
                                  E-mail:  bwdavis@regionsbank.com

                                                    PRICING SCHEDULE

===================== ================== ================== ================== ================== ==================
                       Level I Status     Level II Status   Level III Status    Level IV Status    Level V Status
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
 Applicable
   Margin
(Eurodollar
   Rate)                    0.375%             0.475%             0.700%             0.925%             1.125%
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
 Applicable
   Margin
 (Floating
   Rate)                      0.0%               0.0%               0.0%               0.0%               0.0%
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
Applicable
Facility Fee
   Rate                     0.125%             0.150%             0.175%             0.200%             0.250%
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
Applicable
Utilization
 Fee Rate                   0.125%             0.125%             0.125%             0.125%             0.125%
===================== ================== ================== ================== ================== ==================

         On any date that the Leverage Ratio shall equal or exceed the amount set forth in the table below, the Applicable Margin and the Applicable Facility Fee Rate set forth above shall be increased by an amount set forth opposite such Leverage Ratio:

        ================================ ============================== =============================
                 Leverage Ratio             Applicable Facility Fee      Applicable Margin Increase
                                                   Increase
        -------------------------------- ------------------------------ -----------------------------
          Greater than or equal to 3.00
         to 1.00 and less than 3.25 to
                     1.00                            0.05%                         0.20%
        -------------------------------- ------------------------------ -----------------------------
         Greater than or equal to 3.25
                    to 1.00                          0.10%                         0.40%
        ================================ ============================== =============================

The above described adjustments to the Applicable Margin and Applicable Facility Fee Rate shall be determined in accordance with the foregoing table based on the Company's Leverage Ratio as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Facility Fee Rate shall be effective as of the fifth (5th) Business Day following the date the Administrative Agent has received the applicable Financials. If the Company fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1(i) or 6.1(ii), as applicable, then the adjustment to the Applicable Margin and Applicable Facility Fee Rate shall be the highest adjustment to the Applicable Margin and Applicable Facility Fee Rate set forth in the foregoing table until the fifth (5th) Business Day following the date such Financials are so delivered.

         Notwithstanding anything herein to the contrary, from the Closing Date to but not including the fifth (5th) Business Day following the date the Administrative Agent has received the Financials for the period ending February 28, 2002, the Applicable Margin and Applicable Facility Fee Rate shall be determined based upon a Leverage Ratio greater than or equal to 3.25 to 1.00.

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "FINANCIALS" means the annual or quarterly financial statements of the Company delivered pursuant to Section 6.1(i) or 6.1(ii), respectively.

         "LEVEL I STATUS" exists at any date if, on such date, the Company's Moody's Rating is A3 or better or the Company's S&P Rating is A- or better.

         "LEVEL II STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company's Moody's Rating is Baa1 or better or the Company's S&P Rating is BBB+ or better.

         "LEVEL III STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company's Moody's Rating is Baa2 or better or Company's S&P rating is BBB or better.

         "LEVEL IV STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and
(ii) the Company's Moody's Rating is Baa3 or better and the Company's S&P Rating is BBB- or better.

         "LEVEL V STATUS" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

         "MOODY'S RATING" means, at any time, the rating issued by Moody's and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

         "S&P Rating" means, at any time, the rating issued by S&P and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

         "STATUS" means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable Margin, Applicable Facility Fee Rate and the Applicable Utilization Fee Rate shall be determined in accordance with the foregoing table based on the Company's Status as determined from its then-current Moody's Rating and S&P Rating. The credit rating in effect on any date for the purposes of this
Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody's Rating and no S&P Rating, Level V Status shall exist.

         In the event that a split occurs between the two ratings, then the rating corresponding to the higher of the two ratings shall apply. However, if the split is greater than one level, then the pricing shall be based upon the rating one level below the higher of the two ratings.

                               COMMITMENT SCHEDULE

LENDER                               COMMITMENT
------                               ----------
Bank One, NA                         $30,000,000

Wachovia Bank, N.A                   $27,500,000

Bank of America, N.A                 $12,500,000

The Bank of New York                 $12,500,000

ING Capital LLC                      $12,500,000

Regions Bank                         $ 7,500,000



AGGREGATE COMMITMENT                 $102,500,000.00

                                   EXHIBIT A

                               FORMS OF OPINIONS

                                   [Attached]

                                   EXHIBIT B

                             COMPLIANCE CERTIFICATE


To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain 3-Year Revolving Credit Agreement dated as of April 8, 2002 (as amended, modified, renewed or extended from time to time, the "Agreement") among Acuity Brands, Inc., a Delaware corporation (the "Company"), the Subsidiary Borrowers from time to time parties thereto, the lenders party thereto, and Bank One, NA (Main Office -- Chicago), as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES IN HIS OR HER REPRESENTATIVE CAPACITY ON BEHALF OF THE COMPANY THAT:

         1.       I am the duly elected ________________________ of the
Company;

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this
Certificate in support hereof, are made and delivered this    day of     ,    .


                                    ACUITY BRANDS, INC.


                                      By:
                                       ----------------------------------------
                                     Name:
                                     Title:

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                     Compliance as of _________, ____ with
                        Provisions of      and of
                                 the Agreement

I.       FINANCIAL COVENANTS

A.       MAXIMUM leverage RATIO (Section 6.18.1)

         (1)      Indebtedness For Borrowed Money                                            =     $___________

         (2)      EBITDA

                  (a)      EBIT (Item B(1) below)                                                  $___________

                  (b)      Depreciation expense                                              +     $___________

                  (c)      Amortization expense                                              +     $___________

                  (d)      EBITDA                                                            =     $___________

         (3)      Leverage Ratio (Ratio of 1 to 2(d))                                              _____ to 1.00

         (4)      State whether the Leverage Ratio exceeded the ratio
                  permitted under Section 6.18.1                                                     Yes/No

B.       MINIMUM INTEREST EXPENSE COVERAGE RATIO (Section 6.18.2)

         (1)      EBIT:

                  (a)      Net Income                                                              $___________

                  (b)      Interest Expense+                                                       $___________

                  (c)      Taxes                                                             +     $___________

                  (d)      Other non-recurring non-cash charges                              +     $___________

                  (e)      Other non-recurring non-cash credits                              -     $___________

                  (f)      EBIT                                                              =     $___________

         (2)      Interest Expense                                                                 $___________

         (3)      Fixed Charge Coverage Ratio (Ratio of 1(f) to 2)                                 _____ to 1.00

         (4)      State whether the Fixed Charge Coverage Ratio was less than the
                  ratio permitted under Section 6.18.2                                               Yes/No

II.      OTHER MISCELLANEOUS PROVISIONS

A.       SUBSIDIARY INDEBTEDNESS (Section 6.11)

         (1)      Aggregate principal amount of intercompany Indebtedness from the Company
                  or any Guarantor to any Subsidiary that is not a Guarantor                       $___________

         (2)      Aggregate principal amount of Receivables Facility Attributed Indebtedness       $___________
                  [Maximum:  $200,000,000]

         (3)      Aggregate principal amount of other Indebtedness incurred by the Company and its Subsidiaries not otherwise permitted under Section 6.11
                  [Maximum:  25% of Stockholders' Equity]                                          $___________

B.       Guarantors (Sections 6.10)

         (1)      Attached hereto is a list of all Domestic Subsidiaries of the Company, which list includes an indication of whether such Subsidiaries are parties to the Guaranty.

                     SCHEDULE II TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due

                                   EXHIBIT C

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between ____________________ (the "Assignor") and ____________________ (the "Assignee")
is dated as of __________, 20__. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of
                  Schedule 1. The Commitment (or Outstanding Credit Exposure, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by the Administrative Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Administrative Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of the Commitment and/or Outstanding Credit Exposure hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Outstanding Credit Exposure and fees received from the Administrative Agent which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Administrative Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
                  (iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including, without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrowers or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrowers or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrowers, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon any Agent, the Arranger, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, but not limited to, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

         8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, including 735 ILCS 105/5-1 et seq., but otherwise without regard to the law of conflicts, of the State of Illinois.

         9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth in the attachment to Schedule 1.

         10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

         IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE I
                            to Assignment Agreement

1. Description and Date of Credit Agreement: 3-Year Revolving Credit Agreement, dated April 8, 2002, among Acuity Brands, Inc., a Delaware corporation (the "Company"), the Subsidiary Borrowers from time to time parties thereto, the Lenders named therein, and Bank One, NA (Main Office -- Chicago), as the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time

2.       Date of Assignment Agreement: , 20

3.       Amounts (As of Date of Item 2 above):

         a.       Assignee's percentage of the
                  Aggregate Commitment (or, if the
                  Aggregate Commitment has been
                  terminated, of the Aggregate                 _____%
                  Outstanding Credit Exposure)
                  purchased under the
                  Assignment Agreement*

         b.       Amount of the Aggregate Commitment
                  (or, if the Aggregate Commitment has
                  been terminated, of the Aggregate            $_____
                  Outstanding Credit Exposure) purchased
                  under the Assignment Agreement**

         4.       Assignee's Commitment (or Outstanding
                  Credit Exposure with respect to              $_____
                  terminated Commitments)
                  purchased hereunder:

         5.       Proposed Effective Date:                     ______

         6.       Non-standard Recordation Fee
                  Arrangement                                  N/A***
                                                        [Assignor/Assignee
                                                        to pay 100% of fee]

Accepted and Agreed:

[NAME OF ASSIGNOR]                        [NAME OF ASSIGNEE]

By:                                       By:
   ----------------------------------        ----------------------------------
Title:                                    Title:

ACCEPTED AND CONSENTED TO***                           ACCEPTED AND CONSENTED TO***
BY                                                     BY

ACUITY BRANDS, INC.                                    BANK ONE, NA (MAIN OFFICE -- CHICAGO), as
                                                       Administrative Agent
By:                                                    By:
     ---------------------------------------
Title:                                                 Title:

                   * Percentage taken to 10 decimal places
                  ** If fee is split 50-50, pick N/A as option
                 *** Delete if not required by Credit Agreement
                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

        Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                           (Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:

Name:                               Telephone No.:
Fax No.:                            Telex No.:
                                    Answerback:


PAYMENT INFORMATION:

Name & ABA # of Destination Bank:

Account Name & Number for Wire Transfer:

Other Instructions:

ADDRESS FOR NOTICES FOR ASSIGNOR:




                              ASSIGNEE INFORMATION

CREDIT CONTACT:

Name:                               Telephone No.:
Fax No.:                            Telex No.:
                                    Answerback:


KEY OPERATIONS CONTACTS:

Booking Installation:               Booking Installation:
Name:                               Name:
Telephone No.:                      Telephone No.:
Fax No.:                            Fax No.:
Telex No.:                          Telex No.:
Answerback:                         Answerback:

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:

Account Name & Number for Wire Transfer:

Other Instructions:

ADDRESS FOR NOTICES FOR ASSIGNEE:

                              BANK ONE INFORMATION

         Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                              SUBSEQUENT OPERATIONS CONTACT:

Name:                                                 Name:
Telephone No.:  (312)                                 Telephone No.:  (312)
Fax No.:  (312)                                       Fax No.:  (312)
                                                      Bank One Telex No.: 190201  (Answerback: FNBC UT)


INITIAL FUNDING STANDARDS:

Libor - Fund 2 days after rates are set.

BANK ONE WIRE INSTRUCTIONS:                       Bank One, NA, ABA # 071000013
                                                  LS2 Incoming Account # 481152860000
                                                  Ref:  Acuity Brands, Inc.

ADDRESS FOR NOTICES FOR BANK ONE:                 1 Bank One Plaza, Chicago, IL  60670
                                                  Attn: Agency Compliance Division,
                                                  Suite IL1-0353
                                                  Fax No. (312) 732-2038 or (312) 732-4339

                                   EXHIBIT D

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION


         To:      Bank One, NA (Main Office -- Chicago),
                  as Administrative Agent (the "Administrative Agent") under the Credit Agreement Described Below.

         Re: 3-Year Revolving Credit Agreement, dated April 8, 2002 (as the same may be amended, restated, supplemented or otherwise modified, the "Credit Agreement"), among Acuity Brands, Inc., a Delaware corporation (the "Company"), the Subsidiary Borrowers from time to time parties thereto, the Lenders named therein, and the Administrative Agent.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the applicable Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the applicable Borrower in accordance with Section 14.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.15 of the Credit Agreement.

Facility Identification Number(s):

Customer/Account Name:  Acuity Brands, Inc.

Transfer Funds To:

For Account No.:

Reference/Attention To:

Authorized Officer (Customer Representative):                 Date:

(Please Print):                               Signature
               ---------------------------             ------------------------

Bank Officer Name                                     Date:
                 ----------------------------------

(Please Print)                               Signature
              ----------------------------            -------------------------

   (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                   EXHIBIT E

                                      NOTE

                                                                         [Date]

         [Borrowers' Names], (the "Borrowers"), jointly and severally, promise to pay to the order of ____________________________________ (the "Lender") the
aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrowers shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the 3-Year Revolving Credit Agreement dated as of April 8, 2002 (which, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers, the lenders party thereto, including the Lender and Bank One, NA (Main Office -- Chicago), as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

         The Borrowers hereby waive presentment, demand, protest and any notice of any kind. No failure to exercise and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois, but giving effect to applicable federal laws.


                                    [BORROWERS' NAMES]

                                      By:
                                       ----------------------------------------
                                       Print Name:
                                       Title:

                         SCHEDULE OF LOANS AND PAYMENTS
                              OF PRINCIPAL TO NOTE

                              DATED APRIL 8, 2002

               Principal          Maturity         Principal
               Amount of        of Interest          Amount            Unpaid
Date             Loan              Period             Paid            Balance
----           ---------        -----------        ---------          -------


                           LIST OF CLOSING DOCUMENTS


                                  $205,000,000

                               CREDIT FACILITIES

                                       TO

                              ACUITY BRANDS, INC.
                        AND CERTAIN SUBSIDIARY BORROWERS

                                 APRIL 8, 2002

                          LIST OF CLOSING DOCUMENTS(1)

                  A.       LOAN DOCUMENTS

         1. 364-Day Revolving Credit Agreement (the "364-DAY CREDIT AGREEMENT") by and among Acuity Brands, Inc., a Delaware corporation (the "COMPANY"), the Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto as lenders (the "LENDERS") and Bank One, NA (Main Office -- Chicago), in its capacity as contractual representative capacity (the "ADMINISTRATIVE AGENT"), evidencing a $102,500,000 364-day revolving credit facility to the Borrowers from the Lenders.

                                    EXHIBITS

EXHIBIT A      --     Forms of Opinions
EXHIBIT B      --     Form of Compliance Certificate
EXHIBIT C      --     Form of Assignment Agreement
EXHIBIT D      --     Form of Loan/Credit Related Money Transfer Instruction
EXHIBIT E      --     Form of Promissory Note (if requested)
EXHIBIT F      --     List of Closing Documents
EXHIBIT G      --     Form of Designation Agreement
EXHIBIT H      --     Form of Guaranty
EXHIBIT I      --     Form of Assumption Letter
EXHIBIT J      --     Form of Commitment and Acceptance

---------
1 Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
         BOLD/ITALICIZED documents to be prepared and/or provided by the Borrowers and/or Borrowers' counsel.

                                   SCHEDULES

PRICING SCHEDULE
COMMITMENT SCHEDULE
SCHEDULE 1.1              SUBSIDIARY BORROWERS
SCHEDULE 5.5              CERTAIN DISCLOSURES
SCHEDULE 5.8              SUBSIDIARIES
SCHEDULE 5.14             ERISA MATTERS
SCHEDULE 5.16             ENVIRONMENTAL MATTERS
SCHEDULE 6.11             EXISTING INDEBTEDNESS
SCHEDULE 6.13             EXISTING LIENS

         2. 3-Year Revolving Credit Agreement (the "3-YEAR CREDIT AGREEMENT") by and among the Company, the Subsidiary Borrowers from time to time parties thereto, the Lenders and the Administrative Agent, evidencing a $102,500,000 three-year revolving credit facility to the Borrowers from the Lenders.

                                    EXHIBITS

EXHIBIT A      --     Forms of Opinions
EXHIBIT B      --     Form of Compliance Certificate
EXHIBIT C      --     Form of Assignment Agreement
EXHIBIT D      --     Form of Loan/Credit Related Money Transfer Instruction
EXHIBIT E      --     Form of Promissory Note (if requested)
EXHIBIT F      --     List of Closing Documents
EXHIBIT G      --     Form of Designation Agreement
EXHIBIT H      --     Form of Guaranty
EXHIBIT I      --     Form of Assumption Letter

                                   SCHEDULES

PRICING SCHEDULE
COMMITMENT SCHEDULE
SCHEDULE 1.1              SUBSIDIARY BORROWERS
SCHEDULE 2.21             TRANSITIONAL LETTERS OF CREDIT
SCHEDULE 5.5              CERTAIN DISCLOSURES
SCHEDULE 5.8              SUBSIDIARIES
SCHEDULE 5.14             ERISA MATTERS
SCHEDULE 5.16             ENVIRONMENTAL MATTERS
SCHEDULE 6.11             EXISTING INDEBTEDNESS
SCHEDULE 6.13             EXISTING LIENS

         3. Guaranty (the "GUARANTY") executed by each of the Domestic Subsidiaries of the Company identified on Appendix A attached hereto (the "INITIAL GUARANTORS"), in favor of the Administrative Agent.

         4. Notes executed by the Borrowers in favor of each of the Lenders, if any, which has requested a note pursuant to
                  Section 2.14 of each of the Credit Agreements (each a "Requesting Lender") in the aggregate principal amount of each such Requesting Lender's Commitment under the applicable Credit Agreement.

                  B.       CORPORATE DOCUMENTS

         5. CERTIFICATES OF THE SECRETARY OR ASSISTANT SECRETARY OF EACH BORROWER AND EACH OF THE INITIAL GUARANTORS CERTIFYING (I) THE ARTICLES OR CERTIFICATES OF INCORPORATION OR COMPARABLE CHARTER DOCUMENTS (CERTIFIED BY THE APPROPRIATE GOVERNMENTAL OFFICER IN ITS JURISDICTION OF INCORPORATION AND ATTACHED THERETO); (II) THE BY-LAWS OR COMPARABLE GOVERNANCE DOCUMENTS (ATTACHED THERETO) OF EACH SUCH BORROWER AND EACH SUCH INITIAL GUARANTOR AS IN EFFECT ON THE DATE OF SUCH CERTIFICATION, (III) RESOLUTIONS OF THE BOARD OF DIRECTORS (OR OTHER SIMILAR GOVERNING BODY) OF EACH SUCH BORROWER AND EACH SUCH INITIAL GUARANTOR AUTHORIZING, INTER ALIA, THE EXECUTION, DELIVERY AND PERFORMANCE OF EACH DOCUMENT TO WHICH IT IS A PARTY, AND (IV) THE NAMES AND TRUE SIGNATURES OF THE INCUMBENT OFFICERS OF EACH SUCH BORROWER

                  AND EACH SUCH INITIAL GUARANTOR AUTHORIZED TO SIGN THE DOCUMENTS TO WHICH IT IS A PARTY AND, IN THE CASE OF THE BORROWERS, AUTHORIZED TO REQUEST ADVANCES UNDER THE CREDIT AGREEMENTS.

         6. GOOD STANDING CERTIFICATE FOR EACH BORROWER AND EACH INITIAL GUARANTOR FROM THE OFFICE OF THE APPROPRIATE GOVERNMENTAL OFFICER OF THEIR RESPECTIVE JURISDICTION OF INCORPORATION AND, IF APPLICABLE, THE OFFICE OF THE SECRETARY OF STATE OF GEORGIA.

                      D.   OPINIONS

         7. OPINIONS OF COUNSEL OF THE BORROWERS AND THE INITIAL GUARANTORS WITH RESPECT TO THE CREDIT AGREEMENTS AND THE GUARANTY.

                      F.   FINANCIAL INFORMATION

         8. Financial Condition Certificate delivered by the Company's chief financial officer, WITH APPROPRIATE SUPPORTING INFORMATION ATTACHED.

                      G.   CLOSING CERTIFICATES AND MISCELLANEOUS

         9. OPENING COMPLIANCE CERTIFICATE EXECUTED BY AN AUTHORIZED OFFICER OF THE COMPANY, SHOWING THE CALCULATIONS NECESSARY TO DETERMINE COMPLIANCE WITH THE CREDIT AGREEMENTS ON THE INITIAL BORROWING DATE.

         10.      WRITTEN MONEY TRANSFER INSTRUCTIONS.

         11. OFFICER'S CERTIFICATE OF THE COMPANY CERTIFYING THAT ON THE CLOSING DATE AND INITIAL BORROWING DATE (I) NO DEFAULT OR UNMATURED DEFAULT HAS OCCURRED AND IS CONTINUING, (II) AS OF SUCH DATE THE REPRESENTATIONS AND WARRANTIES OF THE COMPANY CONTAINED IN THE CREDIT AGREEMENTS ARE TRUE AND CORRECT IN ALL MATERIAL RESPECTS AS OF SUCH DATE, AND (III) AS OF SUCH DATE THERE HAS BEEN NO CHANGE IN THE BUSINESS, PROPERTY, FINANCIAL CONDITION OR OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES TAKEN AS A WHOLE SINCE NOVEMBER 30, 2001.

         12. LETTER(S) DESIGNATING CT CORPORATION AS AGENT FOR SERVICE OF PROCESS FOR THE COMPANY AND ITS SUBSIDIARIES IN THE STATE OF ILLINOIS FOR PURPOSES OF THE CREDIT AGREEMENTS AND THE OTHER LOAN DOCUMENTS.

                                   APPENDIX A


                               INITIAL GUARANTORS

COMPANY NAME                                                   INCORPORATED
Acuity Lighting Group, Inc.                                    Delaware
Acuity Specialty Products Group, Inc.                          Delaware

                                   EXHIBIT G

                         FORM OF DESIGNATION AGREEMENT

                                                         Dated __________, 20__

         Reference is made to the 3-Year Revolving Credit Agreement dated as of April 8, 2002 (as amended or otherwise modified from time to time, the "Credit Agreement") among Acuity Brands, Inc., a Delaware corporation (the "Company"), the Subsidiary Borrowers from time to time parties thereto, the lenders from time to time party thereto (the "Lenders") and Bank One, NA (having its principal office in Chicago, IL), as Administrative Agent. Terms defined in the Credit Agreement are used herein as therein defined.

         _________ (the "Designating Lender"), ____________ (the "Designated Lender"), and the Company agree as follows:

1. The Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, as its Designated Lender under the Credit Agreement.

2. The Designating Lender makes no representations or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Designated Lender (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Article VI thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action it may be permitted to take under the Credit Agreement; (iii) confirms that it is an Eligible Designee; (iv) appoints and authorizes the Designating Lender as its administrative agent and attorney-in-fact and grants the Designating Lender an irrevocable power of attorney to receive payments made for the benefit of the Designated Lender under the Credit Agreement and to deliver and receive all communications and notices under the Credit Agreement, if any, that Designated Lender is obligated to deliver or has the right to receive thereunder; (v) acknowledges that it is subject to and bound by the confidentiality provisions of the Credit Agreement (except as permitted under Section 13.4 thereof); and (vi) acknowledges that the Designating Lender retains the sole right and responsibility to vote under the Credit Agreement, including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Agreement, and agrees that the Designated Lender shall be bound by all such votes, approvals, amendments, modifications and waivers and all other agreements of the Designating Lender pursuant to or in connection with the Credit Agreement.

4. Following the execution of this Designation Agreement by the Designating Lender, the Designated Lender and the Company, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on the signature page hereto (the "Effective Date").

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date (a) the Designated Lender shall have the right to make Loans as a Lender pursuant to Article II of the Credit Agreement and the rights of a Lender related thereto and (b) the making of any such Loans by the Designated Lender shall satisfy the obligations of the Designating Lender under the Credit Agreement to the same extent, and as if, such Loans were made by the Designating Lender.

6. Each party to this Designation Agreement hereby agrees that it shall not institute against, or join any other Person in instituting against, any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law for one year and a day after payment in full of all outstanding senior indebtedness of any Designated Lender; provided that the Designating Lender for each Designated Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage and expense arising out of its inability to institute any such proceeding against such Designated Lender. This Section 6 of the Designation Agreement shall survive the termination of this Designation Agreement and termination of the Credit Agreement.

7. This Designation Agreement shall be governed by, and construed in accordance with, the internal laws (including ss.735 ILCS 105/5-1 et seq. but otherwise without regard to the conflicts of laws provisions) of the State of Illinois.

         IN WITNESS WHEREOF, the parties have caused this Designation Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.

Effective Date(2):


                                    [NAME OF DESIGNATING LENDER]

                                     By:
                                       ----------------------------------------
                                     Name:
                                         --------------------------------------
                                     Title:
                                          -------------------------------------


                                    [NAME OF DESIGNATED LENDER]

                                     By:
                                       ----------------------------------------
                                     Name:
                                         --------------------------------------
                                     Title:
                                          -------------------------------------


                                    ACUITY BRANDS, INC.

                                      By:
                                       ----------------------------------------
                                     Name:
                                         --------------------------------------
                                     Title:
                                          -------------------------------------


Accepted and Approved this
____ day of ________, ____


BANK ONE, NA (having its principal
place of business in Chicago, IL),
as Administrative Agent


By:
   ---------------------------------
Title:
      ------------------------------


---------
2 This date should be no earlier than the date of acceptance by the Administrative Agent.

                                   EXHIBIT H

                                FORM OF GUARANTY

                                    GUARANTY

                  THIS GUARANTY (this "Guaranty") is made as of the 2nd day of April, 2002, by and among Acuity Lighting Group, Inc., a Delaware corporation and Acuity Specialty Products Group, Inc., a Delaware corporation (the "Initial Guarantors" and along with any additional Subsidiaries of the Borrower which become parties to this Guaranty by executing a supplement hereto in the form attached as Annex I, the "Guarantors") in favor of the Administrative Agent, for the ratable benefit of the Holders of Obligations (as defined below), under the Credit Agreements referred to below.


                                  WITNESSETH:

                  WHEREAS, ACUITY BRANDS, INC., a Delaware corporation (the "Company"), the Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties hereto as Lenders, and BANK ONE, NA, a national banking association having its principal office in Chicago, Illinois, in its capacity as contractual representative (the "Administrative Agent") for itself and the other Lenders, have entered into (i) a certain 364-Day Revolving Credit Agreement dated as of April 8, 2002 (as the same may be amended, modified, supplemented and/or restated, and as in effect from time to time, the "364-Day Credit Agreement") and (ii) a certain 3-Year Revolving Credit Agreement dated as of April 8, 2002 (as the same may be amended, restated, supplemented or otherwise modified, and as in effect from time to time, the "3-Year Credit Agreement", and, together with the 364-Day Credit Agreement, the "Credit Agreements"), providing, subject to the terms and conditions thereof, for extensions of credit and other financial accommodations to be made by the Lenders to the Borrower;

                  WHEREAS, it is a condition precedent to the initial extensions of credit by the Lenders under each of the Credit Agreements that each of the Guarantors (constituting all of the Subsidiaries of the Borrower required to execute this Guaranty pursuant to Section 6.10 of the Credit Agreements) execute and deliver this Guaranty, whereby each of the Guarantors shall guarantee the payment when due of all "Obligations" (as defined in the Credit Agreements), including, without limitation, all principal, interest, letter of credit reimbursement obligations and other amounts that shall be at any time payable by the Borrower under the Credit Agreements and the other Loan Documents; and

                  WHEREAS, in consideration of the direct and indirect financial and other support that one or more of the Borrowers has provided, and such direct and indirect financial and other support as the Borrowers may in the future provide, to the Guarantors, and in order to induce the Lenders and the Administrative Agent to enter into the Credit Agreements, each of the Guarantors is willing to guarantee the obligations of the Borrowers under the Credit Agreements and the other Loan Documents;

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. Terms defined in the Credit Agreements and not otherwise defined herein have, as used herein, the respective meanings provided for therein. For purposes of this Guaranty, "Holders of Obligations" means the holders of the Obligations from time to time and shall include (i) each Lender and LC Issuer in respect of its Credit Extensions, (ii) the Administrative Agent and the Lenders in respect of all other present and future obligations and liabilities of the Borrowers of every type and description arising under or in connection with the Credit Agreements or any other Loan Document, (iii) each indemnified party under Section 10.6 of the Credit Agreements in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents, and (iv) their respective successors, transferees and assigns. "Long-Term Holders of Obligations" means all of the Lenders under the 3-Year Credit Agreement. "Short-Term Lenders" means all of the Lenders under the 364-Day Credit Agreement. "Lenders" shall mean, collectively, all of the Long-Term Lenders and all of the Short-Term Lenders.

         SECTION 2. Representations, Warranties and Covenants. Each of the Guarantors represents and warrants (which representations and warranties shall be deemed to have been renewed at the time of the making, conversion or continuation of any Loan or issuance of any Facility LC) that:

                  (A) It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such standing or authority could not reasonably be expected to have a Material Adverse Effect.

                  (B) It (to the extent applicable) has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by each Guarantor of this Guaranty and the performance by each of its obligations hereunder have been duly authorized by proper proceedings, and this Guaranty constitutes a legal, valid and binding obligation of each Guarantor, respectively, enforceable against such Guarantor, respectively, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  (C) Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or its articles or certificate of incorporation, limited liability company or partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or (ii) conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on its Property pursuant to the terms of, any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it, is required to be obtained by it in connection with the execution, delivery and performance by it of, or the legality, validity, binding effect or enforceability against it of, this Guaranty.

                           In addition to the foregoing, each of the Guarantors covenants that, so long as any Lender has any Commitment outstanding under either of the Credit Agreements or any amount payable under the Credit Agreements or any other Guaranteed Obligations shall remain unpaid, it will, and, if necessary, will enable the Borrowers to, fully comply with those covenants and agreements of the Borrowers applicable to such Guarantor set forth in the Credit Agreements.

         SECTION 3. The Guaranty. Each of the Guarantors hereby unconditionally guarantees, jointly with the other Guarantors and severally, the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on each Advance made to any of the Borrowers pursuant to the Credit Agreements, (ii) any Reimbursement Obligations of the Borrowers, and
(iii) all other amounts payable by any of the Borrowers or any of their Subsidiaries under the Credit Agreements and the other Loan Documents (all of the foregoing being referred to collectively as the "Guaranteed Obligations"). Upon failure by any Borrower or any of their respective Affiliates, as applicable, to pay punctually any such amount, each of the Guarantors agrees that it shall forthwith on demand pay such amount at the place and in the manner specified in the Credit Agreements or the relevant Loan Document, as the case may be. Each of the Guarantors hereby agrees that this Guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

         SECTION 4. Guaranty Unconditional. The obligations of each of the Guarantors hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (A) any extension, renewal, settlement, indulgence, compromise, waiver or release of or with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

                  (B) any modification or amendment of or supplement to either of the Credit Agreements or any other Loan Document, including, without limitation, any such amendment which may increase the amount of, or the interest rates applicable to, any of the Obligations guaranteed hereby;

                  (C) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

                  (D) any change in the corporate, partnership or other existence, structure or ownership of any Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of any Borrower or any other guarantor of any of the Guaranteed Obligations;

                  (E) the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Borrower, any other guarantor of any of the Guaranteed Obligations, the Administrative Agent, any Holder of Obligations or any other Person, whether in connection herewith or in connection with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (F) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against an Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to either of the Credit Agreements any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or any other guarantor of the Guaranteed Obligations, of any of the Guaranteed Obligations;

                  (G) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Guaranteed Obligations, if any;

                  (H) the election by, or on behalf of, any one or more of the Holders of Obligations, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

                  (I) any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

                  (J) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Holders of Obligations or the Administrative Agent for repayment of all or any part of the Guaranteed Obligations;

                  (K) the failure of any other Guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or

(L) any other act or omission to act or delay of any kind by any Borrower, any other guarantor of the Guaranteed Obligations, the Administrative Agent, any Holder of Obligations or any other Person or any other circumstance whatsoever which might, but for the provisions of this
         Section 4, constitute a legal or equitable defense to, or discharge of, any Guarantor's obligations hereunder.

         SECTION 5. Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances. Each of the Guarantors' obligations hereunder shall remain in full force and effect until all Guaranteed Obligations (other than contingent indemnity obligations) shall have been paid in full in cash and the Commitments and all Facility LCs issued under the 3-Year Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Advance, any Reimbursement Obligation or any other amount payable by any Borrower or any other party under the Credit Agreements or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, each of the Guarantors' obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         SECTION 6. General Waivers. Each of the Guarantors irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

         SECTION 7. Subordination of Subrogation; Subordination of Intercompany Indebtedness.

                  (A) Subordination of Subrogation. Until the Guaranteed Obligations have been indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waive any right to enforce any remedy which the Holders of Obligations, LC Issuers or the Administrative Agent now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Holders of Obligations, the LC Issuers and the Administrative Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrowers to the Holders of Obligations or LC Issuers. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the indefeasible payment in full in cash of the Guaranteed Obligations and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Administrative Agent and the Holders of Obligations and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Guaranty, and that the Administrative Agent, the Holders of Obligations and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 7(a).

                  (B) Subordination of Intercompany Indebtedness. Each Guarantor agrees that any and all claims of such Guarantor against either any Borrower or any other Guarantor hereunder (each an "Obligor") with respect to any "Intercompany Indebtedness" (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations; provided that, and not in contravention of the foregoing, so long as no Default is continuing the Guarantors may make loans to and receive payments in the ordinary course with respect to such Intercompany Indebtedness to the extent otherwise permitted under the Credit Agreements. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of such Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor shall be and are subordinated to the rights of the Holders of Obligations and the Administrative Agent in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document have been terminated. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold (other than in an transaction permitted under the Credit Agreements), then, and in any such event (such events being herein referred to as an "Insolvency Event"), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to any Guarantor ("Intercompany Indebtedness") shall be paid or delivered directly to the Administrative Agent for application on any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied (in cash). Should any payment, distribution, security or instrument or proceeds thereof be received by the applicable Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to the satisfaction of all of the Guaranteed Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Obligations, such Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Obligations, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Holders of Obligations. If any such Guarantor fails to make any such endorsement or assignment to the Administrative Agent, the Administrative Agent or any of its officers or employees is irrevocably authorized to make the same. Each Guarantor agrees that until the Guaranteed Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Holders of Obligations have been terminated, no Guarantor will assign or transfer to any Person (other than the Administrative Agent or any other transferee that agrees to be bound by the terms of this Agreement in writing (in form and substance acceptable to the Administrative Agent)) any claim any such Guarantor has or may have against any Obligor.

         SECTION 8.        Contribution with Respect to Guaranteed Obligations.

                  (A) To the extent that any Guarantor shall make a payment under this Guaranty (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guaranteed Obligations and termination of the Credit Agreements, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

                  (B) As of any date of determination, the "Allocable Amount" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                  (C) This Section 8 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 8 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

                  (D) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

                  (E) The rights of the indemnifying Guarantors against other Guarantors under this Section 8 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash and the termination of the Credit Agreements.

         SECTION 9. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrowers under the Credit Agreements or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreements or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

         SECTION 10. Notices. All notices, requests and other communications to any party hereunder shall be given in the manner prescribed in Article XIV of the Credit Agreements with respect to the Administrative Agent at its notice address therein and with respect to any Guarantor at the address set forth below or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Administrative Agent in accordance with the provisions of such Article XIV.

                  Notice Address for Guarantors:

                  c/o Acuity Brands, Inc.
                  1420 Peachtree Street NE
                  Atlanta, Georgia 30309-3002
                  Attention:  Mr. Dan Smith
                  Phone: 404-853-1423
                  Fax: 404-853-1330
                  E-mail: dan.smith@acuitybrands.com

                           with a copy to:

                  Acuity Brands, Inc
                  1420 Peachtree Street NE
                  Atlanta, Georgia  30309-3002
                  Attention: Mr. Ken Murphy
                  Phone: 404-853-1440
                  Fax: 404-853-1015
                  E-mail: ken.murphy@acuitybrands.com

         SECTION 11. No Waivers. No failure or delay by the Administrative Agent or any Holder of Obligations in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreements and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12. Successors and Assigns. This Guaranty is for the benefit of the Administrative Agent and the Holders of Obligations and their respective successors and permitted assigns, provided, that no Guarantor shall have any right to assign its rights or obligations hereunder without the consent of all of the Lenders, and any such assignment in violation of this Section 12 shall be null and void; and in the event of an assignment of any amounts payable under the Credit Agreement or the other Loan Documents in accordance with the respective terms thereof, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty shall be binding upon each of the Guarantors and their respective successors and assigns.

         SECTION 13. Changes in Writing. Other than in connection with the addition of additional Subsidiaries, which become parties hereto by executing a supplement hereto in the form attached as Annex I, neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Guarantors and the Administrative Agent with the consent of the Required Lenders under the 3-Year Credit Agreement (or all of the Long-Term Lenders if required pursuant to the terms of Section 8.2 of the 3-Year Credit Agreement) and with the consent of the Required Lenders under the 364-Day Credit Agreement (or all of the Short-Term Lenders if required pursuant to the terms of Section 8.2 of the 364-Day Credit Agreement).

         SECTION 14. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         SECTION 15. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

                  (A) CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT, ANY LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS OR THE CITY IN WHICH THE PRINCIPAL OFFICE OF THE ADMINISTRATIVE AGENT, LENDER OR AFFILIATE, AS THE CASE MAY BE, IS LOCATED.

                  (B) WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         SECTION 16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Guaranty. In the event an ambiguity or question of intent or interpretation arises, this Guaranty shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Guaranty.

         SECTION 17.       Taxes, Expenses of Enforcement, etc.

                  (A)      Taxes.

                  (i) All payments by any Guarantor to or for the account of any Lender, any LC Issuer or the Administrative Agent hereunder shall be made free and clear of and without deduction for any and all Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, any LC Issuer or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 17(A)) such Lender, such LC Issuer or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) such Guarantor shall make such deductions, (c) such Guarantor shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) such Guarantor shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

                  (ii) In addition, the Guarantors hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, this Guaranty ("Other Taxes").

                  (iii) The Guarantors hereby agree to indemnify the Administrative Agent, the LC Issuers and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 17(A)) paid by the Administrative Agent, the LC Issuers or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Administrative Agent, the LC Issuers or such Lender makes demand therefor.

                  (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten (10) Business Days after the date on which it becomes a party to the Credit Agreements, (i) deliver to each of the Company and the Administrative Agent two (2) duly completed copies of United

States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Guaranty without deduction or withholding of any United States federal income taxes, and
(ii) deliver to each of the Company and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Company and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Company or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Guaranty without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Company and the Administrative Agent in writing that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (v) For any period during which a Non-U.S. Lender has failed to provide the Company with an appropriate form pursuant to clause (iv) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 17(A) with respect to Taxes imposed by the United States, and each Guarantor, if required by law to do so, shall be permitted to withhold such Taxes and pay the same to the appropriate United States taxing authority; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause
(iv), above, the Guarantors shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                  (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Guaranty or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (vii) If the IRS or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 17(A)(vii) shall survive the payment of the Obligations and termination of this Guaranty.

                  (viii) Within 60 days after receipt of the written request of the Company, each Lender, LC Issuer and Agent shall execute and deliver such certificates, forms or other documents, which in each such case can be reasonably furnished by such Lender, LC Issuer or Agent consistent with the facts and which are reasonably necessary to assist any Guarantor in applying for refunds of Taxes remitted by such Guarantor hereunder.

                  (ix) Each Lender, LC Issuer and Agent shall also use commercially reasonable efforts to avoid and minimize any amounts which might otherwise be payable by any Guarantor pursuant to this Section 17(A), except to the extent that such Lender, LC Issuer or Agent, determines that such efforts would be disadvantageous to such Lender, LC Issuer or Agent, as determined by such Lender, LC Issuer or Agent and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

                  (x) To the extent that the payment of any Lender's, LC Issuer's or Agent's Taxes by any Guarantor hereunder gives rise from time to time to a Tax Benefit to such Lender, LC Issuer or Agent in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender, LC Issuer or Agent shall pay to such Guarantor the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to such Guarantor will be determined from time to time by the relevant Lender, LC Issuer or Agent in it sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender, LC Issuer or Agent to such Guarantor within a reasonable time after the filing of the tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Lender, LC Issuer or Agent, is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the relevant Guarantor shall promptly, after notice thereof from such Lender, LC Issuer or Agent, repay to such Lender, LC Issuer or Agent the amount of such Tax Benefit previously paid to such Lender, LC Issuer or Agent and which has been rescinded, disallowed or nullified. For purposes hereof, the term "Tax Benefit" shall mean the amount by which any Lender's, LC Issuer's or Agent's income tax liability for the taxable period in question is reduced below what would have been payable had the relevant Guarantor not been required to pay such Lender's LC Issuer's or Agent's Taxes hereunder

                  (B) Expenses of Enforcement, Etc. Subject to the terms of the Credit Agreements, during the continuance of a Default under the 3-Year Credit Agreement, the Long-Term Lenders shall have the right at any time, and, during the continuance of a Default under the 364-Day Credit Agreement, the Short-Term Lenders shall have the right at any time, to direct the Administrative Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. The Guarantors agree to reimburse the Administrative Agent and the Holders of Obligations for any reasonable costs and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Administrative Agent and the Holders of Obligations, which attorneys may be employees of the Administrative Agent or the Holders of Obligations) paid or incurred by the Administrative Agent or any Holders of Obligation in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this Guaranty. The Administrative Agent agrees to distribute payments received from any of the Guarantors hereunder to the Holders of Obligations on a pro rata basis for application in accordance with the terms of the respective Credit Agreements. Notwithstanding anything herein or in any other Loan Document to the contrary, any and all provisions in this Guaranty or in any other Loan Document that obligates any Guarantor to pay the attorney's fees or expenses of another Person shall be deemed to obligate such Guarantor to pay the actual and reasonable attorney's fees and expenses of such Person and such fees and expenses shall be calculated without giving effect to any statutory presumptions as to the reasonableness or the amount thereof that may apply under applicable law.

         SECTION 18. Setoff. During the continuation of a Default, each Holder of Obligations and the Administrative Agent may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any indebtedness due or to become due from such Holder of Obligations or the Administrative Agent to any Guarantor, and
(ii) any moneys, credits or other property belonging to any Guarantor, at any time held by or coming into the possession of such Holder of Obligations or the Administrative Agent or any of their respective affiliates.

         SECTION 19. Financial Information. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers and any and all endorsers and/or other Guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that none of the Holders of Obligations or the Administrative Agent shall have any duty to advise such Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Holder of Obligations or the Administrative Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Guarantor, such Holder of Obligations or the Administrative Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Holder of Obligations or the Administrative Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

         SECTION 20. Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 21. Merger. This Guaranty represents the final agreement of each of the Guarantors with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Guarantor and any Holder of Obligations or the Administrative Agent.

         SECTION 22. Headings. Section headings in this Guaranty are for convenience of reference only and shall not govern the interpretation of any provision of this Guaranty.

         SECTION 23. Release of Guarantors. Upon the liquidation or dissolution of any Guarantor, or the sale of all of the Capital Stock of any Guarantor owned by the Company and its Subsidiaries, in each case which does not violate the terms of any Loan Document or is consented to in writing by the Required Lenders or all of the Lenders, as applicable, such Guarantor shall be automatically released from all obligations under this Guaranty and any other Loan Documents to which it is a party (other than contingent indemnity obligations), and upon at least five (5) Business Days' prior written request by the Company, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the applicable Guarantor from its obligations under this Guaranty and such other Loan Documents; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's reasonable opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Guarantor without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations of the Borrowers, any other Guarantor's obligations under this Guaranty, or, if applicable, any obligations of the Company or any Subsidiary in respect of the proceeds of any such sale retained by the Company or any Subsidiary.


                     REMAINDER OF PAGE INTENTIONALLY BLANK

                  IN WITNESS WHEREOF, the Initial Guarantors have caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.


                                    Acuity Lighting Group, Inc.


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------



                                    Acuity Specialty Products Group, Inc.


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------




SIGNATURE PAGE TO GUARANTY

                              ANNEX I TO GUARANTY

                  Reference is hereby made to the Guaranty (the "Guaranty") made as of the 2nd day of April, 2002, by and among Acuity Lighting Group, Inc., a Delaware corporation and Acuity Specialty Products Group, Inc., a Delaware corporation (the "Initial Guarantors" and along with any additional Subsidiaries of the Borrower, which become parties thereto and together with the undersigned, the "Guarantors") in favor of the Administrative Agent, for the ratable benefit of the Holders of Obligations, under the Credit Agreements. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Guaranty. By its execution below, the undersigned [NAME OF NEW GUARANTOR], a [_______________] [corporation] [partnership] [limited liability company], agrees to become, and does hereby become, a Guarantor under the Guaranty and agrees to be bound by such Guaranty as if originally a party thereto. By its execution below, the undersigned represents and warrants as to itself that all of the representations and warranties contained in Section 2 of the Guaranty are true and correct in all material respects as of the date hereof.

                  IN WITNESS WHEREOF, [NAME OF NEW GUARANTOR], a
[_______________] [corporation] [partnership] [limited liability company] has executed and delivered this Annex I counterpart to the Guaranty as of this __________ day of _________, ____.


                                    [NAME OF NEW GUARANTOR]


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------




SIGNATURE PAGE TO GUARANTY

                                   EXHIBIT I

                           FORM OF ASSUMPTION LETTER

                           Form of Assumption Letter

                                                            _____________, 20__


To the Administrative Agent and
the Lenders party to the
Credit Agreement referred
to below
Ladies and Gentlemen:

                  Reference is made to that certain 3-Year Revolving Credit Agreement dated as of April 8, 2002 by and among ACUITY BRANDS, INC., the Subsidiary Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as lenders (the "Lenders"), and Bank One, NA (having its principal office in Chicago, IL), as contractual representative for itself and the other Lenders (the "Administrative Agent") (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein are used herein as defined therein.

                  The undersigned, ______________ (the "Subsidiary"), a __________ [corporation], wishes to become a "Subsidiary Borrower" under the Credit Agreement, and accordingly hereby agrees that from the date hereof it shall become a "Subsidiary Borrower" under the Credit Agreement and agrees that from the date hereof and until the payment in full of the principal of and interest on all Advances made to it under the Credit Agreement and performance of all of its other obligations thereunder, and termination hereunder of its status as a "Subsidiary Borrower" as provided below, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a "Borrower" or a "Subsidiary Borrower." Without limiting the generality of the foregoing, the Subsidiary hereby represents and warrants that it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof. In addition, the Subsidiary hereby authorizes each of the other Borrowers to act on its behalf as and to the extent provided for in Article II of the Credit Agreement in connection with the selection of Types and Interest Periods for Advances and the conversion and continuation of Advances.

                  The Subsidiary further represents and warrants:

                  (A) Existence and Standing. Such Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such standing or authority could not reasonably be expected to have a Material Adverse Effect.

                  (B) Authorization and Validity. Such Subsidiary (to the extent applicable) has the power and authority and legal right to execute and deliver the this Assumption Letter and the other Transaction Documents to which it is a party and to perform its obligations thereunder or which have been filed by it as required by the Credit Agreement. The execution and delivery by such Subsidiary of the Transaction Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper proceedings, and the Transaction Documents to which such entity is a party constitute legal, valid and binding obligations of such entity enforceable against such entity in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                  (C) No Conflict; Government Consent. Neither the execution and delivery by such Subsidiary of the Transaction Documents, nor the consummation of the other transactions therein contemplated, nor compliance with the provisions thereof will violate
         (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Subsidiary or (ii) such Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating agreement or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which such Subsidiary is a party or is subject, or by which it, or its Property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Subsidiary pursuant to the terms of, any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by such Subsidiary, is required to be obtained by such Subsidiary in connection with the execution and delivery of the Transaction Documents, the borrowings under the Credit Agreement, the payment and performance by such Subsidiary of the Obligations or the legality, validity, binding effect or enforceability of any of the Transaction Documents.

                  So long as the principal of and interest on all Advances made to the Subsidiary under the Credit Agreement shall have been repaid or paid in full, all Facility LCs issued for the account of the Subsidiary have expired or been returned and terminated and all other Obligations of the Subsidiary (other than continent indemnity obligations) under the Credit Agreement shall have been fully performed, the Company may, by not less than five (5) Business Days' prior notice to the Administrative Agent (who shall promptly notify the Lenders thereof) terminate its status as a "Subsidiary Borrower" or "Borrower", and such Subsidiary shall be released from any future liability (other than contingent indemnity obligations) as a "Subsidiary Borrower" or "Borrower" under the Credit Agreement and the other Loan Documents.

                  CHOICE OF LAW. THIS ASSUMPTION LETTER SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                  IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Assumption Letter as of the date and year first above written.


                                             [Name of Subsidiary Borrower]


                                             By:
                                                -------------------------------
                                             Title:
                                             Address for Notices under the
                                             Credit Agreement:


Consented to:


ACUITY BRANDS, INC.


By:
   -------------------------------
Name:
Title:

                                   EXHIBIT J

                       FORM OF COMMITMENT AND ACCEPTANCE

                       Form of Commitment and Acceptance

                                Dated [_______]


                  Reference is made to the 3-Year Revolving Credit Agreement, dated as of April 8, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Acuity Brands, Inc., a Delaware corporation (the "COMPANY"), the Subsidiary Borrowers from time to time parties thereto, the institutions from time to time parties thereto as lenders (the "LENDERS") and Bank One, NA (Main Office -- Chicago), in its capacity as contractual representative capacity (the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

                  Pursuant to Section 2.24 of the Credit Agreement, the Company has requested an increase in the Aggregate Commitment from $______________ to $_____________. Such increase in the Aggregate Commitment is to become effective on the date (the "Effective Date") which is the later of (i) _________, ____ and (ii) the date on which the conditions precedent set forth in Section 2.24 in respect of such increase have been satisfied. In connection with such requested increase in the Aggregate Commitment, the Borrowers, the Administrative Agent and _________________ (the "Accepting Bank") hereby agree as follows:

         1. Effective as of the Effective Date, [the Accepting Bank shall become a party to the Credit Agreement as a Lender and shall have all of the rights and obligations of a Lender thereunder and shall thereupon have a Commitment under and for purposes of the Credit Agreement in an amount equal to the] [the Commitment of the Accepting Bank under the Credit Agreement shall be increased from $_________ to the] amount set forth opposite the Accepting Bank's name on the signature page hereof.

         2. [The Accepting Bank hereby (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment and Acceptance Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.]

         3. The Borrowers hereby represent and warrant that as of the date hereof and as of the Effective Date, (a) all representations and warranties shall be true and correct in all material respects as though made on such date and (b) no event shall have occurred and then be continuing which constitutes a Default or an Unmatured Default.

         4. THIS COMMITMENT AND ACCEPTANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (INCLUDING ss.735 ILCS 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

         5. This Commitment and Acceptance Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Commitment and Acceptance Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                    [BORROWERS]


                                    By:
                                       ----------------------------------------
                                    Title:


                                    BANK ONE, NA (Main Office, Chicago), as
                                    Administrative Agent


                                    By:
                                       ----------------------------------------
                                    Title:


COMMITMENT                          ACCEPTING BANK

$                                   [BANK]


                                    By:
                                       ----------------------------------------
                                    Title:

                          REAFFIRMATIONS OF GUARANTORS

                  Each of the undersigned hereby acknowledges receipt of the foregoing Commitment and Acceptance. Capitalized terms used in this Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement referred to in the foregoing Commitment and Acceptance. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, the undersigned reaffirms the terms and conditions of the Guaranty dated as of April 8, 2002 executed by it and acknowledges and agrees that such Guaranty and each and every other Loan Document executed by the undersigned in connection with the Credit Agreement remain in full force and effect and are hereby ratified, reaffirmed and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so amended by the Commitment and Acceptance and as the same may from time to time hereafter be amended, modified or restated. The failure of any Guarantor to sign this Reaffirmation shall not release, discharge or otherwise affect the obligations of any of the Guarantors hereunder or under the Guaranty.


                                             [GUARANTORS]


                                             By:
                                                -------------------------------
                                             Its:
                                                 ------------------------------



3